EXHIBIT 4.1
--------------------------------------------------------------------------------




                                SERACARE, INC.

                                  $16,000,000

                  12% Senior Subordinated Debentures due 2005



                                      and


                  Warrants to Purchase Shares of Common Stock



                        -------------------------------

                         SECURITIES PURCHASE AGREEMENT

                        -------------------------------





                         Dated as of February 13, 1998




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1. AUTHORIZATION OF ISSUE OF SECURITIES. . . . . . . . . . . . . . . . . . .1
     1A. Senior Subordinated Debentures. . . . . . . . . . . . . . . . . . .1
     1B. Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2. PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . .2
     2A. Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . .2
     2B. Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3. CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3A. Opinion of Counsel to the Company . . . . . . . . . . . . . . . . .3
     3B. Representations and Warranties. . . . . . . . . . . . . . . . . . .3
     3C. Articles of Incorporation and By-laws . . . . . . . . . . . . . . .4
     3D. Purchase Permitted by Applicable Laws . . . . . . . . . . . . . . .4
     3E. Securityholders Agreement . . . . . . . . . . . . . . . . . . . . .4
     3F. Registration Rights Agreement . . . . . . . . . . . . . . . . . . .4
     3G. Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3H. Compliance with Securities Laws . . . . . . . . . . . . . . . . . .5
     3I. No Adverse, Action or Decision. . . . . . . . . . . . . . . . . . .5
     3J. Approval and Consents . . . . . . . . . . . . . . . . . . . . . . .5
     3K. Material Changes. . . . . . . . . . . . . . . . . . . . . . . . . .5
     3L. Board Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3M. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .5
     3N. Investor Due Diligence. . . . . . . . . . . . . . . . . . . . . . .6

4. PAYMENTS AND PREPAYMENTS OF THE SENIOR SUBORDINATED NOTES . . . . . . . .6
     4A. General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4B. Mandatory Payments and Prepayments of the Senior Subordinated
          Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     4C. Prepayments of the Senior Subordinated Debentures upon a Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     4D. Optional Prepayments of the Senior Subordinated Debentures. . . . .5
     4E. Notice of Prepayments . . . . . . . . . . . . . . . . . . . . . . .7
     4F. Mandatory Payments and Partial Prepayments Pro Rata . . . . . . . .8
     4G. Default Debentures. . . . . . . . . . . . . . . . . . . . . . . . .8
     4H. Prepayments of Default Debentures . . . . . . . . . . . . . . . . .8


                                      (i)

5. OPTIONAL REPURCHASE OF THE WARRANTS . . . . . . . . . . . . . . . . . . .9
     5A. Option of  Holders to Put Warrants upon a Change of Control . . . .9
     5B. Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . .9
     5C. Exercise of the Option. . . . . . . . . . . . . . . . . . . . . . .10
     5D. Optional Redemption of the Warrants . . . . . . . . . . . . . . . .11
     5E. Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . .11

6. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .11
     6A. Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .12
     6B. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .15
     6C. Books and Records; Inspection of Property . . . . . . . . . . . . .15
     6D. Covenant to Secure Senior Subordinated Debentures Equally . . . . .15
     6E. INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . . . . .15
     6F. Stock to be Reserved. . . . . . . . . . . . . . . . . . . . . . . .15
     6G. Compliance With Laws, etc.  . . . . . . . . . . . . . . . . . . . .16
     6H. ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     6I. Corporate Existence; Maintenance of Properties. . . . . . . . . . .17
     6J. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     6K. Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .18
     6L. Filing of Reports Under the Exchange Act. . . . . . . . . . . . . .18
     6M. Securities Act Registration Statements. . . . . . . . . . . . . . .18
     6N. Notices of Certain Events . . . . . . . . . . . . . . . . . . . . .20
     6O. Board Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6P. Listing of Common Stock . . . . . . . . . . . . . . . . . . . . . .21
     6Q. Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . .21
     6R. Guarantee By Subsidiary . . . . . . . . . . . . . . . . . . . . . .23
     6S.  Issuance of Warrants with Interest Debentures. . . . . . . . . . .23

7. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     7A. Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . .24
     7B. Restrictions on Indebtedness and Repayment of Indebtedness. . . . .24
     7C. Restrictions on Liens . . . . . . . . . . . . . . . . . . . . . . .25
     7D. Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . .26
     7E. Loans, Advances and Investments . . . . . . . . . . . . . . . . . .26
     7F. Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     7G. Transactions With Affiliates. . . . . . . . . . . . . . . . . . . .28
     7H. Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     7I. Disposition of Substantial Assets . . . . . . . . . . . . . . . . .28
     7J. Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . .29
     7K. No Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . .29


                                     (ii)

     7L. Registration Rights . . . . . . . . . . . . . . . . . . . . . . . .29
     7M. Offering of Securities. . . . . . . . . . . . . . . . . . . . . . .29
     7N. Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . .29
     7O. Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . .30

8. SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     8A. Subordinated Debt Subordinate to Senior Debt. . . . . . . . . . . .30
     8B. Suspension of Right to Receive Payments of Subordinated Debt. . . .30
          8B(1). Failure to Pay Principal of or Interest on  Senior Debt . .31
          8B(2). Bankruptcy or Insolvency. . . . . . . . . . . . . . . . . .32
     8C. Rights of Holders of Senior Debt Not to Be Impaired . . . . . . . .32
     8D. Company's Obligation Unconditional. . . . . . . . . . . . . . . . .33
     8E. Payments Held in Trust. . . . . . . . . . . . . . . . . . . . . . .33
     8F. Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8G. Reliance by Holders on Final Order or Decree. . . . . . . . . . . .34
     8H. Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     8I. Senior Debt Not Affected. . . . . . . . . . . . . . . . . . . . . .35
     8J. Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . .35

9. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     9A. General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     9B. Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .39

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . .40
     10A. Organization, Qualification and Authority. . . . . . . . . . . . .40
     10B. Financial Statements . . . . . . . . . . . . . . . . . . . . . . .41
     10C. Capital Stock and Related Matters. . . . . . . . . . . . . . . . .41
     10D. Actions Pending. . . . . . . . . . . . . . . . . . . . . . . . . .42
     10E. Outstanding Debt; Defaults . . . . . . . . . . . . . . . . . . . .42
     10F. Title to Properties. . . . . . . . . . . . . . . . . . . . . . . .43
     10G. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     10H. Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . .43
     10I. Offering of Securities . . . . . . . . . . . . . . . . . . . . . .44
     10J. Broker's or Finder's Commissions . . . . . . . . . . . . . . . . .44
     10K. Regulation G, etc. . . . . . . . . . . . . . . . . . . . . . . . .45
     10L. Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .45
     10M. Possession of Franchises, Licenses, etc. . . . . . . . . . . . . .46
     10N. Patents, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .46
     10N. Possession of Franchises, Licenses, etc. . . . . . . . . . . . . .46
     10O. Holding Company and Investment Company Status. . . . . . . . . . .47
     10P. Governmental Consents. . . . . . . . . . . . . . . . . . . . . . .47


                                     (iii)

     10Q. Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . .47
     10R. Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     10S. Related Party Transactions . . . . . . . . . . . . . . . . . . . .48
     10T. Registration Rights. . . . . . . . . . . . . . . . . . . . . . . .48
     10U. Absence of Foreign or Enemy Status . . . . . . . . . . . . . . . .48
     10V. Agreements with Affiliates . . . . . . . . . . . . . . . . . . . .48
     10W. Consummation of Related Transactions . . . . . . . . . . . . . . .48
     10X.  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .49

11. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR . . . . . . . . . . . . .49

12. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

13. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     13A. Home Office Payment. . . . . . . . . . . . . . . . . . . . . . . .63
     13B. Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .63
     13C. Consent to Amendments. . . . . . . . . . . . . . . . . . . . . . .64
     13D. Form, Registration, Transfer and Exchange of Senior
          Subordinated Debentures; Lost Senior Subordinated Debenture. . . .65
     13E. Provisions Applicable if any of the Securities are Sold. . . . . .66
     13F. Restrictive Legends. . . . . . . . . . . . . . . . . . . . . . . .66
     13G. Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . . .67
     13H. Survival of Representations and Warranties . . . . . . . . . . . .67
     13I. Successors and Assign. . . . . . . . . . . . . . . . . . . . . . .67
     13J. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
     13K. Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . .68
     13L. GOVERNING LAW; CONSENT TO JURISDICTION . . . . . . . . . . . . . .68
     13M. Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     13N. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .69
     13O. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     13P. Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
     13Q. Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . .70
     13R. WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . . . . .70
     13S. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .70

EXHIBITS

Exhibit A      Form of Senior Subordinated Debenture
Exhibit B      Form of Guarantee
Exhibit C      Form of Warrant


                                     (iv)

Exhibit D      Form of Opinion of Counsel to the Company
Exhibit E      Form of Registration Rights Agreement
Exhibit F      Form of Securityholders Agreement
Exhibit G      Projected Pre-Tax Earnings for Fiscal Years 1999 and 2000

                                      (v)

                                SERACARE, INC.

                         SECURITIES PURCHASE AGREEMENT

                                  Dated as of
                               February 13, 1998

To the Investors named on the signature pages hereto:

          The undersigned, SeraCare, Inc., a Delaware corporation (the "COMPANY"), each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof (individually, a "GUARANTOR" and, collectively, the "GUARANTORS"), and each of the investors named on the signature pages hereto (the "INVESTORS"), hereby agree as follows:

2.   AUTHORIZATION OF ISSUE OF SECURITIES.
          1A.    SENIOR SUBORDINATED DEBENTURES.  The Company will authorize the issuance, sale and delivery to the Investors of its senior subordinated debentures ("SENIOR SUBORDINATED DEBENTURES" and individually called a "SENIOR SUBORDINATED DEBENTURE") in the aggregate principal amount of $16,000,000, to be dated the date of issue thereof, to mature (subject to Section 4 hereof) on the seventh anniversary of such date of issue and to bear interest on the unpaid principal thereof from the date thereof at the rate of 12% per annum until the principal thereof shall become due and payable. Such Senior Subordinated Debentures shall be substantially in the form of Exhibit A attached hereto. Interest will be payable quarterly in arrears in cash on the last Business Day of March, June, September and December, in each year, commencing on March 31, 1998; PROVIDED, HOWEVER, that the Company may, at its option, issue interest debentures ("INTEREST DEBENTURES" and individually called an "INTEREST DEBENTURE") in lieu of a cash payment of any or all interest due during any such period; PROVIDED FURTHER that such option to issue Interest Debentures in lieu of a cash payment may be exercised with respect to no more than two quarterly payments in the aggregate and that such option cannot be exercised for consecutive payments. Such Interest Debentures shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, all references to the Senior Subordinated Debentures shall be deemed to include any and all Interest Debentures. The Senior Subordinated Debentures will be unconditionally guaranteed, on a subordinated basis, by each Person that is or becomes a Subsidiary of the Company at any time on or after the date hereof, pursuant to a guarantee substantially in the form of Exhibit B attached hereto (the "GUARANTEE"). The Senior Subordinated Debentures shall bear a legend on their face, indicating that the Senior Subordinated Debentures have been issued with original issue discount and the name and address of the Company's representative who, upon the request of a holder, can supply information about such original issue discount.

          1B.    WARRANTS.  The Company will also authorize the issuance,
sale and delivery to the Investors of warrants to purchase an aggregate of 2,100,572 shares of its Common Stock representing an aggregate of 16% of the Fully Diluted Outstanding Shares (the "WARRANTS" and individually called a "WARRANT"), such Warrants to be substantially in the form of Exhibit C attached hereto. The number of shares of Common Stock subject to the Warrants shall be subject to adjustment from time to time as provided in
Section 4 of the Warrants. The Senior Subordinated Debentures and the Warrants shall be referred to herein as the "SECURITIES".

3.     PURCHASE AND SALE OF SECURITIES.
          2A.    PURCHASE AND SALE.  The Company hereby agrees to sell to the
Investors and, subject to the terms and conditions herein set forth, the Investors severally agree to purchase from the Company, the Securities set forth opposite the name of each of the Investors on the signature pages hereof. The parties hereby agree that the aggregate purchase price for the Securities (exclusive of any exercise prices) is $16,000,000.

          2B.    CLOSING.  The purchase and delivery of the Securities to be purchased by the Investors shall take place at a closing (the "CLOSING") at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 11:00 a.m., local time, on February 13, 1998 (or at such other time and place or on such other Business Day thereafter as the parties hereto shall agree) (herein called the "CLOSING DATE"). On the Closing Date, the Company will deliver the Securities to be purchased by the Investors payable to or registered in the names of the Investors and/or the Investors' nominees or other designees specified on the signature pages hereof in the amounts set forth opposite the name of the Investors on the signature pages hereof, against receipt of the purchase price therefor by wire transfer to the account of: SeraCare, Inc., Union Bank of

California, 2001 Wilshire Boulevard, Santa Monica, CA 90403 Account No. 1311040388, ABA Routing No. 122000496, Notification: Seracare, Inc. If at the Closing, the Company shall, in breach of this Agreement, fail to tender to the Investors any of the Securities to be purchased by it or if any of the conditions specified in Section 3 hereof shall not have been satisfied or waived by the Investors, the Investors shall, at their election, be relieved of all further obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. Notwithstanding anything to the contrary herein, the obligation of the Company to deliver any Securities to any Investor at the Closing shall be conditioned on (i) its concurrent receipt of the purchase price for all of the Securities from the Investors, (ii) the accuracy of the Investors' representations set forth in Section 11 hereof, (iii) the execution and delivery by the Investors of the Securityholders Agreement and (iv) the satisfaction of the conditions set forth in Section 3D, 3H, 3J and 3K hereof.

4. CONDITIONS OF CLOSING. THE INVESTORS' OBLIGATION TO PURCHASE AND PAY FOR THE SECURITIES TO BE PURCHASED BY THEM HEREUNDER IS SUBJECT TO THE SATISFACTION, ON OR BEFORE THE CLOSING DATE, OF THE FOLLOWING CONDITIONS:

          3A.    OPINION OF COUNSEL TO THE COMPANY.  The Investors shall have received from O'Melveny & Myers LLP, counsel to the Company, a legal opinion addressed to the Investors and dated the Closing Date, substantially in the form of Exhibit D attached hereto.

          3B.    REPRESENTATIONS AND WARRANTIES.  Each of the representations and warranties contained in Section 10 hereof and those otherwise made in writing by the Company or any Guarantor and contained in any certificate or other written instrument delivered to the Investors pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date, without giving effect to any qualification as to materiality contained therein and except to the extent of changes caused by the transactions herein contemplated; all of the covenants and obligations of the Company hereunder to be performed or observed on or prior to the Closing shall have been duly performed or observed; there shall exist on the Closing Date and after giving effect to the transactions contemplated hereby no Default or Event of Default; and the Company and any Guarantor shall have delivered to the Investors an Officer's Certificate, dated the Closing Date, to the foregoing effects.

          3C.    ARTICLES OF INCORPORATION AND BY-LAWS.  The Investors shall have received certificates, dated the Closing Date, of the Secretary of the Company and any Guarantor attaching (i) true and complete copies of the Articles or Certificate of Incorporation of the Company and any Guarantor as filed with the appropriate state officials of its jurisdiction of incorporation with all amendments thereto, (ii) true and complete copies of the By-laws of the Company and any Guarantor in effect as of such date, (iii) certificates of good standing of the appropriate officials of the jurisdiction of incorporation of the Company and any Guarantor and of each state in which each of the Company and any Guarantor is qualified to do business as a foreign corporation, (iv) resolutions of the Board of Directors of the Company authorizing (a) the execution, delivery and performance of the Related Documents, (b) the issuance and delivery of the Securities, (c) the issuance and delivery of the Warrants and the reservation for issuance of a sufficient number of shares of Common Stock into which the Warrants may be exercised to permit such exercise, (d) resolutions of the Board of Directors of any Guarantor authorizing the execution, delivery and performance of the Related Documents to which it is a party, and (e) certificates as to the incumbency of the officers of the Company and any Guarantor executing this Agreement or any other Related Document.

          3D.    PURCHASE PERMITTED BY APPLICABLE LAWS.  The purchase of and payment for the Securities shall not be prohibited by any applicable law or governmental regulation.

          3E.    SECURITYHOLDERS AGREEMENT.  The Investors shall have received a fully executed counterpart of the Securityholders Agreement and such Securityholders Agreement shall be in full force and effect.

          3F.    REGISTRATION RIGHTS AGREEMENT.  The Investors shall have
received a fully executed counterpart of the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.

          3G.    GUARANTEE.  The Investors shall have received a fully executed counterpart of the Guarantee from each Subsidiary as of the Closing Date and such Guarantee shall be in full force and effect.

          3H.    COMPLIANCE WITH SECURITIES LAWS.  The offering and sale of the
Securities under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

          3I.    NO ADVERSE, ACTION OR DECISION.  There shall be no action, suit, investigation or proceeding, pending or threatened against or affecting the Company or any Guarantor or any of their respective properties or rights, or any of their respective affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise materially adversely affect the transactions contemplated by any of the Related Documents.

          3J.    APPROVAL AND CONSENTS.  The Company and any Guarantor shall have duly received all authorizations, consents, approvals, licenses, permits and certificates by or of all federal, state and local governmental authorities and all other persons identified on Schedule 10H necessary for the issuance of the Securities and the consummation of the transactions contemplated hereby and by the Related Documents, and all thereof shall be in full force and effect at the time of the Closing.

          3K.    MATERIAL CHANGES.  Since November 30, 1997 there shall not have been any changes or developments in the business of the Company, nor shall there have been any material contingencies or other liabilities, in each case which have not been disclosed to the Investors and which have or could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          3L.    BOARD NOMINEES.  The Board of Directors of the Company shall be constituted as contemplated by Section 3.1 of the Securityholders Agreement and the nominee designated by the Investors shall have been appointed to the Board of Directors effective upon the Closing.

          3M.    USE OF PROCEEDS.  The Investors shall have received evidence in form and substance reasonably satisfactory to it with respect to the use of proceeds by the Company in accordance with Section 6B, including consummation of the Acquisitions.

          3N.    INVESTORS DUE DILIGENCE.  The Investors shall have completed their due diligence of the Company.

5.     PAYMENTS AND PREPAYMENTS OF THE SENIOR SUBORDINATED DEBENTURES .
          4A.    GENERAL.  The Senior Subordinated Debentures shall be
subject to mandatory payments as specified in Sections 4B and 4C and to the optional prepayments under the circumstances set forth in Section 4D.

          4B.    MANDATORY PAYMENTS AND PREPAYMENTS OF THE SENIOR
SUBORDINATED DEBENTURES. (a) On the fifth anniversary of the Closing Date, one-third of the principal amount of the Senior Subordinated Debentures then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the Company to the holders of the Senior Subordinated Debentures in accordance with Section 4F hereof. On the sixth anniversary of the Closing Date, one-half of the principal amount of the Senior Subordinated Debentures then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable by the Company and shall be paid by the Company to the holders of the Senior Subordinated Debentures in accordance with Section 4F hereof. On the seventh anniversary of the Closing Date, the principal amount of all Senior Subordinated Debentures then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become immediately due and payable and shall be paid by the Company to the holders of the Senior Subordinated Debentures.

          (b) Three (3) Business Days after the Company's closing of a Qualifying Public Offering, the principal amount of the Senior Subordinated Debentures then outstanding, together with all accrued and unpaid interest thereon to and including such date, shall become due and payable and shall be paid by the Company to the holders of the Senior Subordinated Debentures. No later than 30 days prior to date of the filing with the Commission of a registration statement relating to any Public Offering by the Company of its equity securities (or, if such time period is not practicable, as soon as possible after the Company's determination that it will be making a Public Offering), the Company shall provide written notice to the holders of Senior Subordinated Debentures that a Public Offering will be made and will set forth, to the best of its knowledge on the date of such notice, estimates of the proceeds to the Company from such Public Offering.

          4C.    PREPAYMENTS OF THE SENIOR SUBORDINATED DEBENTURES UPON A
CHANGE OF CONTROL. Upon a Change of Control, the principal amount of the Senior Subordinated Debentures outstanding, together with all accrued and unpaid interest thereon to the Repayment Date (as defined below), shall become due and payable on the Repayment Date and shall be paid by the Company to the holders of the Senior Subordinated Debentures. Upon the occurrence of a Change of Control Event, the notice furnished to each holder of Senior Subordinated Debentures under clause (iv) of Section 6N (the "CHANGE OF CONTROL NOTICE") shall (i) refer specifically to this Section 4C, (ii) state that the Company will prepay the principal amount of all of the Senior Subordinated Debentures outstanding held by each holder of Senior Subordinated Debentures, together with all accrued and unpaid interest to the date of prepayment and (iii) indicate that the Company will prepay the Senior Subordinated Debentures as provided in clause (ii) above simultaneously with such Change of Control or, in the event that the Company does not have advance notice of a Change of Control, as promptly as practicable after such Change of Control but in any event no later than fifteen (15) days after such Change of Control, (the "REPAYMENT DATE"). If a proposed Change of Control shall not occur, (i) the Company shall have no obligation under this Section 4C to prepay any Senior Subordinated Debentures notwithstanding the fact that the notice required pursuant to Section 6N had previously been delivered in connection with such proposed Change of Control and (ii) the obligations of the Company under this Section 4C shall not be affected with respect to any subsequent Change of Control.

          4D.    OPTIONAL PREPAYMENTS OF THE SENIOR SUBORDINATED DEBENTURES.
The Senior Subordinated Debentures shall be subject to prepayment, in whole or in part, at the option of the Company at any time and from time to time at a price equal to (x) the outstanding principal amount of the Senior Subordinated Debentures to be prepaid PLUS (y) all accrued and unpaid interest thereon up to and including the date of prepayment.

          4E.    NOTICE OF PREPAYMENTS.  In the event of prepayment pursuant to Section 4D, written notice of such prepayment shall be given by the Company by first-class, certified mail, return receipt requested, postage prepaid to the holders of the Senior Subordinated Debentures at their respective addresses as the same appear on the records of the Company, not less than 30 days prior to the prepayment date, specifying the prepayment date, the principal amount of the Senior Subordinated Debentures to be prepaid on such date and that such prepayment is to be made pursuant to
Section 4D. Notice of prepayment having been given as aforesaid, the principal amount of the Senior Subordinated Debentures specified in such notice, together with interest thereon to the prepayment date, shall become due and payable on such prepayment date.

          4F.    MANDATORY PAYMENTS AND PARTIAL PREPAYMENTS PRO RATA.  If
there is more than one holder of the Senior Subordinated Debentures, the aggregate principal amount of each partial prepayment of the Senior Subordinated Debentures shall be allocated among the holders of the Senior Subordinated Debentures at the time outstanding in proportion to the unpaid principal amounts of the Senior Subordinated Debentures respectively held by each such holder. For purposes of allocation pursuant to this Section 4F only, each Senior Subordinated Debenture (to the extent possible) shall be rounded to the nearest $1,000.

          4G.    DEFAULT DEBENTURES.  If at any time the Company fails, for any reason, to pay interest on the Senior Subordinated Debentures in full in cash then at any time after thirty days following the date such interest was due (as set forth in paragraph 1A), a majority of the holders of Securities may, at their option, by written instrument filed with the Company, rescind and annul any declaration of acceleration made pursuant to paragraph 9A and direct the Company to issue default debentures ("DEFAULT DEBENTURES" and individually called a "DEFAULT DEBENTURE") with a principal amount thereunder equal to the dollar amount of such interest that was due and at the interest rate per annum equal to the lower of (a) 14% and (b) the maximum rate, if any, permitted by applicable law, compounded quarterly, together with additional Warrants to purchase shares of Common Stock to the extent provided in paragraph 6S hereof, in lieu of such cash deficiency. Upon issuance of a Default Debenture, neither the Company nor any of the Guarantors shall have any obligation to pay the interest which was due but not paid and on which such Default Debenture is based. Such Default Debentures shall be substantially in the form of Exhibit A attached hereto. For purposes of this Agreement, except as otherwise provided in this Agreement, all references to the Senior Subordinated Debentures shall be deemed to include any and all Default Debentures.

          4H.    PREPAYMENTS OF DEFAULT DEBENTURES.  Without limiting any of the Company's obligations contained in this

Agreement (including, without limitation, pursuant to paragraphs 4B, 4C and 4D hereof), prior to making any cash payment on or with respect to the Senior Subordinated Debentures other than the Default Debentures (whether as payment of interest and/or principal) the Company shall prepay in full all then outstanding Default Debentures (including all accrued and unpaid interest thereon up to and including the date of such prepayment).

               6.  OPTIONAL PUT AND REPURCHASE OF THE WARRANTS.
          5A.    OPTION OF  HOLDERS TO PUT WARRANTS UPON A CHANGE OF CONTROL.
Upon the occurrence of a Change of Control, any holder of Warrants shall have the right upon written notice as hereinafter provided in Section 5C to require the Company to purchase at the Option Closing (as hereinafter defined), and the Company agrees to so purchase out of funds legally available therefor, all or any part of the Warrants. The purchase price for the Warrants shall be paid by certified check at the Option Closing or by wire transfer of immediately available funds denominated in U.S. dollars to one or more accounts designated by the holders of the Warrants to the Company at least two days prior to the Option Closing in an amount equal to the Fair Market Value (as calculated in accordance with Section 5B below) at the time of the Change of Control Notice of the Common Stock into which the Warrants are exercisable, LESS the exercise price of such Warrants.

          5B.    FAIR MARKET VALUE.  The term "Fair Market Value" means the value (which shall not take into effect any minority discounts) of the Common Stock as determined by the price per share of such Common Stock which the Company could obtain from a willing buyer (not a current employee, officer, consultant or director or any Affiliate of any such Person) for such shares sold by the Company, as determined in good faith by the Board of Directors of the Company; PROVIDED, HOWEVER that if (i) the Investors' nominee on the Board of Directors of the Company has not affirmatively voted in favor of such determination made by the Board of Directors of the Company, or (ii) there is no such nominee, the Investors may refer the questions of valuation (which shall not take into effect any minority discounts) for final settlement to a nationally recognized investment banking firm designated by the Investors and reasonably acceptable to the Company; and PROVIDED, FURTHER, that if the parties cannot agree on such a firm, each party shall choose a nationally recognized investment banking firm, which shall choose a third firm, which shall be nationally recognized, and that third firm shall determine the Fair Market Value, which determination shall be final and binding. The cost relating to retaining any investment banking firm(s) pursuant to this Section 5B shall be borne by the Company.

          5C.    EXERCISE OF THE OPTION.  Upon the occurrence of a Change of
Control Event, the Change of Control Notice furnished to each holder of Warrants shall (i) refer specifically to this Section 5C, (ii) state that the Company may be required to purchase all the Warrants, (iii) contain the Company's calculation of the purchase price for the Warrants to be purchased (including a detail of the Fair Market Value of the Common Stock at the time of the Change of Control Notice) (iv) indicate that the Company will purchase the Warrants as provided in clause (ii) above at the Option Closing upon written notice of the exercise of an option by a holder of Warrants, (v) indicate that a closing (the "OPTION CLOSING") for such purchase and sale shall take place on a date specified in the notice, which date shall be a date occurring not earlier that 60 days nor more than 90 days after the date on which the notice is delivered, (vi) indicate where the Option Closing shall take place and (vii) be delivered by certified mail return receipt requested. A holder of Warrants shall furnish written notice to the Company of the exercise of an option pursuant to this Section 5C within at least 30 days prior to the Option Closing. At the Option Closing, the Company shall pay the purchase price for the securities being purchased determined as described above against delivery of the securities being purchased. No waiver by a holder of a Warrant of its right under this Section 5C to require the purchase of any or all of the Warrants held by such holder in respect of a Change of Control shall affect the rights of such holder under this Section 5C in respect of any subsequent Change of Control. If a proposed Change of Control shall not occur, (i) the holders of Warrants shall rescind their exercise of any Option and shall have no right to require the Company to purchase the Warrants with respect to such proposed Change of Control, (ii) the Company shall have no obligation under this Section 5C to purchase Warrants notwithstanding the fact that the notice required pursuant to
Section 6N had previously been delivered in connection with such proposed Change of Control, and (iii) the obligations of the Company under this
Section 5C shall not be affected with respect to any subsequent Change of Control.

          5D.    OPTIONAL REDEMPTION OF THE WARRANTS.  (a) Subject to the
rights of holders of the Warrants to exercise such Warrants and the rights of holders of the Warrants to put such Warrants pursuant to Section 5A hereof, the Warrants shall be subject to redemption at the Company's option, in whole but not in part, at any time on or after a Qualifying Public Offering of Common Stock; PROVIDED, HOWEVER, that the Company shall not have the right to redeem the Warrants in any event pursuant to this Section 5D as long as any Senior Subordinated Debentures are outstanding.

          (b) The redemption price for the Warrants shall be payable immediately upon redemption, by certified bank cashier's check, and shall be $1.00 per Warrant

          5E.    NOTICE OF REDEMPTION.  The Company shall give each holder of the Warrants written notice of the redemption pursuant to Section 5D not less than 60 days prior to the redemption date, specifying such redemption date, that all of the outstanding Warrants are to be redeemed on such date and that such redemption is to be made pursuant to Section 5D. Notice of redemption having been given as aforesaid, the redemption amount due in respect of all of the Warrants and as calculated in Section 5D(b), shall become due and payable on such redemption date unless the holder of such Warrants (i) shall have put such warrants, in whole or in part, pursuant to Section 5A or (ii) unless the filing by the Company of a registration statement under the Securities Act relating to the Common Stock obtainable upon exercise of the Warrants shall have been requested by a holder thereof (either before or after receipt of such notice) pursuant to the Registration Rights Agreement, in which case the redemption shall be effected 30 days after the declaration of effectiveness of such registration statement by the Commission. Should the Warrants not be redeemed on such redemption date due to the Company's failure to perform its obligations under this Section 5E, such redemption may be effected only after compliance with the provisions of this Section 5 from and after such redemption date.

7. AFFIRMATIVE COVENANTS. THE PROVISIONS OF THIS SECTION 6 ARE FOR THE BENEFIT OF THE INVESTORS SO LONG AS THEY HOLD ANY OF THE SECURITIES AND, TO THE EXTENT SET FORTH HEREIN, FOR THE BENEFIT OF EACH OTHER HOLDER OF THE SECURITIES; PROVIDED, HOWEVER, THAT, UNLESS OTHERWISE PROVIDED HEREIN, UPON THE LATER TO OCCUR OF (X) THE CONSUMMATION OF A QUALIFYING PUBLIC

OFFERING AND (Y) REPAYMENT IN FULL OF ANY AND ALL AMOUNTS (INCLUDING, WITHOUT LIMITATION, PRINCIPAL AND INTEREST) DUE UNDER THE SENIOR SUBORDINATED DEBENTURES OUTSTANDING, THE COMPANY SHALL NO LONGER BE BOUND BY THE COVENANTS SET FORTH IN SECTIONS 6A (OTHER THAN 6A(III), (V) AND (VI)), 6B, 6C, 6D, 6E, 6G, 6H, 6I, 6J, 6N, 6Q AND 6R.
          6A.    FINANCIAL STATEMENTS.  The Company will deliver to the
holders of Securities:

          (i) as soon as practicable and in any event within 45 days after the end of each month in each fiscal year commencing with the month of February, 1998, unaudited management reports of the Company setting forth the financial, operational and other performance data of the Company in reasonable detail and reasonably satisfactory to the Investors, which shall include at least a consolidated statement of operations and a consolidated balance sheet for or as at the end of such month, in each case setting forth, in comparative form, comparable information from the same month in the preceding fiscal year and management's budget, all as such reports are then prepared by the management of the Company in the conduct of its business;

          (ii) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year (except for the fourth quarter), statements of income and cash flow of the Company for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a balance sheet of the Company as at the end of the most recent year and at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities, and prepared in accordance with GAAP (except for footnote disclosure) on a basis consistent with past practice and certified by the chief financial officer or chief executive officer of the Company as fairly presenting the financial condition of the Company, subject to the changes resulting from audit and year-end adjustments;

          (iii) as soon as practicable and in any event within 120 days after the end of each fiscal year, statements of income, changes in stockholders' equity and cash flow of the

     Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the holders of Securities, and in each case audited by BDO Seidman LLP or such other independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the holder of Securities, whose report in each case shall state that such financial statements present fairly the results of operations and cash flows of the Company, in accordance with GAAP on a basis consistent with prior years and that the examination by such accountants has been made in accordance with generally accepted auditing standards then in effect in the United States;

          (iv) as soon as practicable and in any event by the end of each fiscal year beginning with fiscal year 1999, a budget for the Company, as approved by the Board of Directors of the Company, for the following fiscal year setting forth in comparative form corresponding figures from the preceding fiscal year, in reasonable detail and certified as to its good-faith preparation by the chief financial officer or chief executive officer of the Company;

          (v) promptly upon transmission thereof, copies of all financial statements, information circulars, proxy statements and reports as the Company shall send to its stockholders and that are material to the business of the Company, and copies of all registration statements and prospectuses and all reports which it files with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed or with NASDAQ, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company;

          (vi) promptly upon receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company; and

          (vii) with reasonable promptness, such other financial and/or operating data as the holders of Securities may reasonably request.

Together with each delivery of the financial statements required by clauses
(ii) and (iii) above, the Company will deliver to each holder of Securities an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of Section 7A, (b) stating that the Company is in compliance with the provisions of Sections 7B, 7C, 7D and 7E and (c) stating that there exists no Default or Event of Default or, if any Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will deliver to each holder of Securities a certificate of the accountants referred to in such clause (iii) stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Default or Event of Default or, if, to their knowledge any such Default or Event of Default exists, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any such Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards then in effect in the United States. Each holder of Securities is hereby authorized to deliver a copy of any financial statement or certificate delivered pursuant to this
Section 6A to any regulatory body having jurisdiction over such holder that requests or requires delivery of such information.

          Each holder of Securities hereby acknowledges that it is aware, and that it will advise its representatives who are provided with the information furnished pursuant to this Section 6A and Section 6C that certain information furnished by the Company pursuant to this Section 6A and Section 6C may constitute material nonpublic information and that the United States securities laws prohibit any person in possession of material nonpublic information concerning an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          6B. USE OF PROCEEDS. The proceeds of the sale of the Securities (net of all expenses associated with the issuance thereof) shall be used for
(i) the acquisitions of Consolidated Technologies, Inc., Cone Biotech, Inc. and The Western States Group, Inc. (the "ACQUISITIONS"), (ii) general corporate purposes, (iii) refinancing of certain indebtedness in an amount not to exceed $500,000 and (iv) repayment of certain indebtedness of the Company, Binary Associates, Inc. and Avre, Inc. to Drummond Financial Corporation in an amount not to exceed $250,000.

          6C. BOOKS AND RECORDS; INSPECTION OF PROPERTY. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all material dealings and transactions in relation to its business and activities. The Company will, upon reasonable advance notice, permit any Person representing the holders of Securities and designated in writing by such holder, at such holder's expense, to visit and inspect any of the properties of the Company or any of its Subsidiaries during normal business hours in a manner which does not unduly interrupt the normal course of business, to examine the corporate, financial and operating records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and only to the extent such holders may reasonably request.

          6D. COVENANT TO SECURE SENIOR SUBORDINATED DEBENTURES EQUALLY. If the Company or any Guarantor shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7C hereof, it will make or cause to be made effective provisions whereby the Senior Subordinated Debentures will be secured by such Lien senior to any and all other Indebtedness (other than Senior Debt) thereby secured as long as any such other Indebtedness shall be so secured.

          6E.  [INTENTIONALLY OMITTED]

          6F. STOCK TO BE RESERVED. The Company covenants that all shares of Common Stock that may be issued upon the exercise of the Warrants will, upon issuance and following the Company's receipt of the exercise price, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the exercise of all of the outstanding Warrants.

          6G. COMPLIANCE WITH LAWS, ETC. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies of jurisdictions in which they carry on business required in respect of the operations of the Company and its Subsidiaries, except for those with which the failure to comply or maintain would not have a Material Adverse Effect.

          6H. ERISA. (a) As of the date hereof, neither the Company nor any of its Subsidiaries has any Pension Plans.

          (b) If, at any time after the Closing Date, the Company or any of its Subsidiaries should adopt a Pension Plan, promptly (and in any event within 30 days) after the Company or any Subsidiary knows or has reason to know that a Reportable Event with respect to such Pension Plan has occurred, that Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its Subsidiaries will or may incur any liability under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any (i) event requiring the Company or any of its Subsidiaries to provide security to a Pension Plan under Section 401(a)(29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any employee benefit plan maintained or contributed to by the Company or any of its Subsidiaries or any trust created thereunder for which a statutory or administrative exemption is not available, (iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by the Company or any of its Subsidiaries or any ERISA Affiliate, any Pension Plan administrator or any combination of the foregoing,
(iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by the Company or any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Pension Plan, (vi) institution of proceedings by a fiduciary of any Multiemployer Pension Plan against the Company or any of its Subsidiaries to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of the Company or any of its Subsidiaries or any ERISA Affiliate to make a required installment under
Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date, (viii) application by the Company or any of its Subsidiaries or any ERISA Affiliate for a waiver of the minimum funding standard under Section 412 of the Code or
Section 302 of ERISA, or (ix) "reorganization" (as defined in Section 418 of the Code or Title IV of ERISA) of any Multiemployer Pension Plan, the Company will deliver to each holder of Securities, a certificate of the chief financial officer of the Company setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto. The Company shall also deliver to each holder of Securities any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company with the PBGC, or (b) received by the Company or any of its Subsidiaries from any plan administrator of a Multiemployer Pension Plan not under their control. The Company shall furnish to each holder of Securities a copy of each annual report (Form 5500 Series, excluding Schedule SSA) of any Pension Plan received or prepared by it or any of its Subsidiaries. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 30 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its Subsidiaries, as the case may be.

          6I. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Company (i) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of its Subsidiaries (except as specifically permitted by Sections 7H and 7I hereof), (ii) will cause its material properties and the material properties of its Subsidiaries to be maintained and kept in reasonable condition, repair and working order (ordinary wear and tear excepted) and will cause to be made all necessary repairs and replacements, thereto, and (iii) will, and will cause each of its Subsidiaries to, qualify and remain qualified to conduct business in each jurisdiction where the nature of the business of or ownership of property by the Company or such Subsidiary may require such qualification except where the failure to so qualify does not cause a Material Adverse Effect.

          6J. INSURANCE. The Company will maintain and will cause each of its Subsidiaries to maintain with financially sound and reputable insurance companies, funds or underwriters, insurance for itself and its Subsidiaries of the kinds, covering the risks and in the relative proportionate amounts usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries. From and after a Public Offering of its equity securities, the Company will use its best efforts to obtain and maintain directors and officers liability insurance similar to the insurance usually carried by companies conducting business activities similar to those of the Company and its Subsidiaries.

          6K. FURTHER ASSURANCES. The Company and each Guarantor, on the one hand, shall cooperate with the holders of Securities, on the other hand, and the holders of Securities, on the one hand, shall cooperate with the Company and each Guarantor, on the other hand, and execute such further instruments and documents as the other parties shall reasonably request to carry out to the satisfaction of such parties to the transactions contemplated by this Agreement.

          6L. FILING OF REPORTS UNDER THE EXCHANGE ACT. The Company shall, and shall cause each of its Subsidiaries to, give prompt notice to the holders of Securities of the filing of any registration statement (an "EXCHANGE ACT REGISTRATION STATEMENT") pursuant to the Exchange Act relating to any class of securities of the Company or such Subsidiaries and the effectiveness of such Exchange Act Registration Statement and, with respect to equity securities, the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as the Company or any of its Subsidiaries has a class of equity securities required to be registered under the Exchange Act, the Company and the applicable Subsidiaries shall (i) comply in all material respects with the reporting requirements of the Exchange Act, and (ii) comply in all material respects with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of shares of Common Stock by any Investors. The Company shall, and shall cause each of its Subsidiaries to, cooperate with the holders of Securities in supplying such information as may be reasonably necessary for such holders of Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereunder or otherwise) for the sale of shares of Common Stock by the holders of Securities.

          6M. SECURITIES ACT REGISTRATION STATEMENTS. The Company covenants that it shall not, and shall cause each of its Subsidiaries not to, file any registration statement under the Securities Act covering any securities unless it has first given to each of the holders of Securities 20 days written notice thereof. The Company further covenants that at any time that any of the holders of Securities may reasonably be deemed to be a "controlling person" of the Company or any of its Subsidiaries under the Securities Act, such holders of Securities shall have the right to participate in the preparation of such registration statement (regardless of whether or not the holders of Securities will be a selling security holder in connection with such registration statement) and to request the insertion therein of material furnished to the Company in writing which in such Investors' reasonable judgment should be included. In connection with any registration statement referred to in this
Section 6M, the Company will indemnify each holder of Securities, their respective partners, officers and directors and each person, if any, who controls such holders of Securities within the meaning of Section 15 of the Securities Act (collectively, the "INVESTOR PARTIES"), against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by such Investor Parties expressly for use in such registration statement. If, in connection with any such registration statement, such Investor Parties shall furnish written information to the Company expressly for use in the registration statement, such Investor Parties will indemnify the Company, its directors, each of its officers who signs such registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such holders of Securities for use therein. The provisions of this Section 6M are in addition to, and not in limitation of, the provisions of the Registration Rights Agreement.

          6N. NOTICES OF CERTAIN EVENTS. The Company shall promptly give notice to each holder of Securities (i) of the occurrence of any Default or Event of Default, (ii) of any default or event of default under any contractual obligation of the Company or any Guarantor if such default or event of default, individually or in the aggregate, relates to a contractual obligation equal to or in excess of $100,000, (iii) of any pending or, to the knowledge of the Company, threatened litigation, investigation or proceeding to which the Company or any Subsidiary is a party or, to the knowledge of the Company, is threatened to be a party which, if such pending or threatened litigation, investigation or proceeding were adversely determined, would create a liability of the Company or any Subsidiary equal to or in excess of $100,000 that is not fully covered by insurance held by the Company or its Subsidiaries, or (iv) of a Change of Control Event. Any notice delivered pursuant to this Section 6N shall be accompanied by an Officer's Certificate specifying the details of the occurrence referred to therein and stating what action the Company or the Guarantor proposes to take with respect thereto. In addition to the foregoing, in the case contemplated by clause (iv) of the first sentence of this Section 6N, the Company will also comply with the provisions of Sections 4C, 5B and 5C hereof.

          6O. BOARD NOMINEES. As long as (x) any Senior Subordinated Debentures are outstanding, (y) the Investors hold any combination of (i) Warrants exercisable into or (ii) shares obtained upon exercise of Warrants representing at least 25% of the shares of Common Stock issuable upon exercise of the Warrants as of the date hereof (or, if an adjustment pursuant to Section 4 of the Warrants shall occur, then at least 25% of the shares of Common Stock issuable upon exercise of the Warrants, after giving effect to any such adjustment) or (z) holders of Securities hold Warrants as of the date hereof exercisable into at least 25% of the shares of Common Stock issuable upon exercise of the Warrants as of the date hereof (or, if an adjustment pursuant to Section 4 of the Warrants shall occur, then at least 25% of the shares of Common Stock issuable upon exercise of the Warrants, after giving effect to any such adjustment), the holders of a majority of the then-outstanding Securities will have the right to designate one member to the Board of Directors of the Company. Any director designated by such holders of Securities shall receive
(A) all
materials distributed to the Board of Directors of the Company whether provided to directors in advance of, during or after, any meeting of the Board of Directors, regardless of whether such director shall be in attendance at any such meeting, (B) the same compensation and indemnification benefits other outside members of the Board of Directors of the Company shall receive in his or her capacity as a director and (C) reimbursement of the reasonable out-of-pocket expenses of such director incurred in attending the meetings of the Board of Directors of the Company.

          6P. LISTING OF COMMON STOCK. The Company covenants and agrees for the benefit of the holders of Securities that it will, at its expense, use its best efforts to cause the shares of Common Stock issuable from time to time upon exercise of the Warrants to be approved for listing on any exchange or quotation or market system on which the Common Stock may otherwise be listed, subject to notice of issuance, and will provide prompt notice to each such exchange of the issuance thereof from time to time.

          6Q. ENVIRONMENTAL LAWS. (i) The Company will, and will cause each of its Subsidiaries to, comply with and use its reasonable best efforts to ensure compliance by all tenants and subtenants and with respect to all of its assets with, all licenses, permits and other authorizations required under and all other requirements of all applicable laws, regulations, orders, notices and other requirements of Governmental Authorities or governmental requirements relating to public health and safety, pollution or to the protection of the indoor or outdoor environment (the "ENVIRONMENTAL LAWS") and obtain and comply with and maintain, and use its reasonable best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or to obtain and comply with and maintain such licenses, approvals, registrations and permits does not have, and could not reasonably be expected to result in, a Material Adverse Effect.

          (ii) The Company will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities and all governmental requirements with respect to Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or the pendency of such proceedings would not have a Material Adverse Effect.

          (iii) The Company will, and will cause each of its Subsidiaries to, notify the holders of the Securities of any of the following that is reasonably likely to have a Material Adverse Effect:

               any claim with respect to any Environmental Law that the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or cleanup or other action with respect to any hazardous substance, hazardous waste, contaminant, pollutant, regulated waste, special waste or medical waste or toxic substance or similar terms (as such terms are defined in any applicable Environmental Law) (collectively, "HAZARDOUS SUBSTANCES") contained on or generated from any property owned or leased by the Company;

          (b) any written notice of any alleged violation of any Environmental Law; and

          (c) any commencement of or receipt of written intent to commence any judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of any Environmental Law by the Company or any of its Subsidiaries.

          (iv) Without limiting the generality of Section 13B, the Company will indemnify the Investors and each holder from time to time of the Securities and each of their respective directors, officers, employees, agents, partners and Affiliates (each such person being called an "INDEMNITEE" and collectively, the "INDEMNITEES") against, and hold each Indemnitee harmless from, any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (including, without limitation, reasonable counsel fees, charges and disbursements, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, Response Costs (as such term is defined in CERCLA), court costs and litigation expenses) of whatever kind or nature arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Company, any orders, requirements or demands of Governmental Authorities and/or governmental requirements related thereto, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee seeking indemnification therefor. The obligation of the Company under this Section 6Q shall survive the payment of the Senior Subordinated Debentures and the exercise of the Warrants.

          (v) Neither the Company's nor any of its Subsidiaries' plants and facilities will use, manage, treat, store or dispose of any Hazardous Substances in violation of any Environmental Laws, except to the extent such violation will not cause a Material Adverse Effect.

          6R. GUARANTEE BY GUARANTOR. The Company covenants that it will cause any Subsidiary to execute and deliver to the holders of Securities such appropriate documents, including this Agreement and the Guarantee, upon becoming a Subsidiary of the Company to become a Guarantor under this Agreement and the Guarantee.

          6S. ISSUANCE OF WARRANTS WITH INTEREST DEBENTURES. The Company agrees to issue, together with any Interest Debentures and Default Debentures, additional Warrants to purchase that number of shares of Common Stock equal to 131 shares per $1,000 principal amount of Interest Debentures (as adjusted for stock splits, recombinations, dividends and other similar events). All such shares shall be registered in the name of the recipient of the Interest Debentures or Default Debentures, as the case may be, or its designee and will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

8. NEGATIVE COVENANTS. THE PROVISIONS OF THIS SECTION 7 ARE FOR THE BENEFIT OF THE INVESTORS SO LONG AS IT HOLDS ANY OF THE SECURITIES AND FOR THE BENEFIT OF ANY OTHER HOLDER OF SECURITIES; PROVIDED, HOWEVER, THAT UPON REPAYMENT IN FULL OF ANY AND ALL AMOUNTS (INCLUDING, WITHOUT LIMITATION, PRINCIPAL AND INTEREST) DUE UNDER THE SENIOR SUBORDINATED DEBENTURES, THE COMPANY SHALL NO LONGER BE BOUND BY THE COVENANTS CONTAINED IN SECTIONS 7A THROUGH 7F AND 7H THROUGH 7O.

          7A.  FINANCIAL COVENANTS.

     The Company and its Subsidiaries, on a consolidated basis, shall maintain the following covenants:

          (i) FUNDED DEBT RATIO. As of the date hereof, the Company shall have and thereafter maintain, for each quarterly period, a ratio of (i) Funded Debt to (ii) EBITDA of at least 2.50:1.00.

          (ii) FIXED CHARGE COVERAGE RATIO. As of the date hereof, the Company shall have and thereafter maintain, for each quarterly period, a Fixed Charge Coverage Ratio of at least 2.20:1.00.

          (iii) CERTIFICATE OF COMPLIANCE. The Company, as of the date hereof, and within forty-five (45) days after the end of each fiscal quarter will provide to the holders of Securities a Certificate of Compliance in the same form as provided to the Bank, signed by a financial officer of the Company (i) calculating or stating the financial covenants set out in this Section 7A, (ii) certifying that no Events of Default have occurred, and (iii) that the Company is in compliance with the covenants set out in this section.

          7B. RESTRICTIONS ON INDEBTEDNESS AND REPAYMENT OF INDEBTEDNESS. So long as any of the Senior Subordinated

Debentures remain outstanding, the Company covenants that it will not incur, create, assume or suffer to exist any Indebtedness or permit any of its Subsidiaries to do any of the foregoing, other than the following:

          (i) Senior Debt from time to time in an amount not to exceed the product obtained by multiplying the amount of the Company's consolidated EBITDA for the preceding twelve calendar months by two;

          (ii) Indebtedness represented by the Senior Subordinated Debentures and this Agreement;

          (iii) Indebtedness of the Company which by its terms is subordinated (to the same extent as the Senior Subordinated Debentures are subordinated to any Senior Debt) to the Senior Subordinated Debentures;

          (iv)  Indebtedness secured by Liens permitted pursuant to Section
     7C; and

          (v) Indebtedness which is non-recourse to the Company or any Guarantor, incurred in connection with the acquisition of (A) assets of another Person by the Company or a Guarantor or (B) stock by the Company, but only if such Person becomes a wholly-owned Subsidiary of the Company, after the date hereof and secured solely by the stock or assets so acquired.

          In addition, the Company covenants that it will not, and will not permit any of its Subsidiaries to, prepay any Indebtedness junior to the Senior Subordinated Debentures.

          7C. RESTRICTIONS ON LIENS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

          (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) Liens made to secure Senior Debt;

          (iv) Liens incurred through Purchase Money Security Interests in amounts which, at the time incurred, do not exceed the fair market value of the asset securing such Liens;

          (v) Liens securing Indebtedness permitted under Section 7B(v) above; provided, however, that in accordance with Section 6D hereof, the Senior Subordinated Debentures will be secured by a Senior Lien on the assets or stock so acquired by the Company to the extent of any investment made therein by the Company; and

          (vi) Liens or deposits made to secure payment of workers' compensation, or in connection with the participation in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs.

          7D. RESTRICTED PAYMENTS. Other than in respect of the Company's presently outstanding Series A Warrants, Series A Preferred Stock and Series B Preferred Stock or as otherwise permitted or contemplated in this Agreement, the Company covenants that it will not make, and will not permit any Subsidiary to make, any Restricted Payments. Notwithstanding the foregoing, the Company shall not be permitted to make any payments with respect to such Series A Warrants or Series A Preferred Stock if any Default or Event of Default shall have occurred and then be continuing.

          7E. LOANS, ADVANCES AND INVESTMENTS. The Company covenants that it will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person except that the Company or any of its Subsidiaries may:

          (i)   own, purchase or acquire Permitted Investments;

          (ii) endorse negotiable instruments for collection in the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

          (iii) make an Investment in a Person not otherwise permitted pursuant to this Section 7E, provided the amount of such Investment (including the amount of any guarantee, endorsement or other liability with respect thereto) shall not exceed $25,000 individually or $50,000 in the aggregate;

          (iv) make an Investment in a Person that becomes a wholly-owned Subsidiary as a result of such Investment or in assets of a Person that become assets of the Company or any wholly-owned Subsidiary; provided that: (a) such Investments relate to the acquisition of companies engaged in the business of whole blood or plasma collection, processing and marketing, selling of blood and blood byproducts and any related business or activities; (b) the Company shall deliver to the holders of Securities pro forma financial statements reflecting the Investment and related calculations demonstrating compliance with all covenants contained herein, relating to financial and accounting matters, together with a description in reasonable detail of the nature and reasons for the proposed transaction; (c) immediately after giving effect to such transaction, no Default or Event of Default shall exist and be continuing; and (d) such Investments do not exceed $10,000,000 in purchase price for the Company in any one fiscal year (provided that the purchase price paid and to be paid by the Company in connection with the Acquisitions shall not be counted towards the $10,000,000 limit in any fiscal year), and

          (v) make or permit to remain outstanding loans or advances to any wholly owned subsidiary (hereafter created).

          7F. LEASES. The Company covenants that it will not enter into, or permit any of its Subsidiaries to enter into, any leases of real or personal property (except in the normal course of business) as lessee or sublessee, with initial terms (excluding options to renew or extend any term, whether or not exercised) of more than 12 years.

          7G. TRANSACTIONS WITH AFFILIATES. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company than those that would be obtainable at the time in an arms-length transaction from any Person who is not such a holder or Affiliate.

          7H. MERGER. The Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into any merger or consolidation (which does not constitute a Change of Control) or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except that the Company may enter into a merger in connection with an investment permitted by
Section 7E, and except that any Subsidiary may be merged, consolidated, dissolved or liquidated into the Company.

          7I. DISPOSITION OF SUBSTANTIAL ASSETS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock or otherwise) (collectively, a "TRANSFER"), in any single or related series of sales, dispositions or conveyances, any assets of the Company except: (i) if such Transfer is made in the ordinary course of business consistent with past practice; (ii) if the net proceeds of such Transfer are applied to the repayment or prepayment of the Senior Debt or the Senior Subordinated Debentures pursuant to Section 4D; (iii) if the net proceeds of such Transfer are reinvested in the business of the Company or are otherwise invested pursuant to Section 7E(iv); or (iv) if in the aggregate all of the Transfers made since the Closing Date and not otherwise permitted by clause (i), (ii) or (iii) above amounts to less than $200,000. Notwithstanding this Section 7I, no assets of the Company or its Subsidiaries shall be sold, disposed of or otherwise conveyed (i) at less than fair market value (determined in good faith by the Board of Directors of the Company) nor (ii) if any Default or

Event of Default shall have occurred and then be continuing or shall result from such sale or disposition.

          7J. CONDUCT OF BUSINESS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any material respect in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof and any other business or activity relating to the collection, processing and marketing of blood, plasma and related products and byproducts.

          7K. NO AMENDMENTS. The Company covenants that it will not, and will not permit any of its Subsidiaries to, amend (i) its Articles of Incorporation or By-laws in a manner which impairs the rights, privileges or preferences of the Securities, (ii) the Related Documents in any manner that impairs any right or privilege of the holders of the Senior Subordinated Debentures (including, without limitation, enlarging the rights or privileges of any other Persons at the expense of the holders of the Senior Subordinated Debentures), or (iii) any Senior Debt Agreement in any manner that impairs any right of the Senior Subordinated Debentures, including without limitation, the right to payments of principal and interest when due in accordance with Section 4B.

          7L. REGISTRATION RIGHTS. The Company covenants that it will not hereafter enter into any agreement with respect to its securities any provision of which conflicts with or is as favorable as the rights granted to the holders of Securities in the Registration Rights Agreement.

          7M. OFFERING OF SECURITIES. The Company will not take any action which would subject the issuance or sale of any of the Securities to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

          7N. ISSUANCE OF SECURITIES. So long as the Debentures are outstanding: (a) The Company covenants that it will not issue, sell or otherwise dispose of or part with any shares of capital stock, Indebtedness or other securities of the Company which, in each case, by their terms are senior to the Senior Subordinated Debentures, other than, subject to Section 7B(i), Senior Debt, and (b) except to the extent provided in Section 7B(v), the Company covenants that it will not issue, sell or otherwise dispose of or part with any shares of capital stock, Indebtedness or other Securities of the Company, which by their terms are PARI PASSU to the Senior Subordinated Debentures.

          7O. SALE OF STOCK AND DEBT OF SUBSIDIARIES. So long as the Debentures are outstanding, the Company covenants that it will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another wholly-owned Subsidiary and except to the extent provided in Section 7B(v).

9.   SUBORDINATION.
          8A. SUBORDINATED DEBT SUBORDINATE TO SENIOR DEBT. The Senior Subordinated Debentures and the Guarantee shall be junior and subordinate to all Senior Debt to the extent and in the manner provided in this Section 8 and each holder of a Senior Subordinated Debenture and the Guarantee, by its acceptance thereof, agrees to be bound by the provisions of this Section 8. The Company and each holder of Subordinated Debt agree that the payment of the principal of, and interest on, and all other amounts owing in respect of the Subordinated Debt is and shall be expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt. The Senior Subordinated Debentures shall not be junior or subordinate to any Indebtedness of the Company other than the Senior Debt. For purposes hereof, all Indebtedness evidenced by the Senior Subordinated Debentures, including any refinancing, extension or modification thereof, and the Company's obligation to pay the redemption price in respect any and all other obligations of the Company owing to any of the holders of Subordinated Debt howsoever created or arising shall constitute "SUBORDINATED DEBT".

          The Senior Creditor is the holder of the Senior Debt, a third party beneficiary of Section 8 of this Agreement, and is entitled to rely on the terms and provisions hereof, limited however, to the provisions of this
Section 8, and to enforce the terms and provisions of this Section 8 in respect of the Senior Debt and the Subordinated Debt against the Company and the holders of any of the Subordinated Debt.

          8B.  SUSPENSION OF RIGHT TO RECEIVE PAYMENTS OF SUBORDINATED DEBT.

          8B(1).  FAILURE TO PAY PRINCIPAL OF OR INTEREST ON  SENIOR DEBT.
(a) Upon (i) the maturity of Senior Debt by lapse of time, acceleration or otherwise, (ii) any failure by the Company to make any payment of principal or interest when due with respect to Senior Debt or (iii) any default in the payment by the Company of any interest or other amounts due with respect to Subordinated Debt, all principal of the Senior Debt and all interest thereon and other amounts due in connection therewith, shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment or distribution of any kind or character, whether in cash, property or securities, shall be paid or delivered with respect to Subordinated Debt. Any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full and in cash.

          (b) Upon the occurrence of any event of default under any Senior Debt which would, with the giving of notice or the passage of time, or both, permit the holders of such Senior Debt to accelerate the maturity thereof upon written notice thereof given to the Company and to the Investors by the holder of such Senior Debt or their representatives (a "DEFAULT NOTICE"), then, unless and until such event of default with respect to Senior Debt shall have been cured or waived in writing by the holders of such Senior Debt, no payment shall be made by the Company with respect to the principal of or interest or other amounts due with respect to Subordinated Debt; PROVIDED, HOWEVER, this section shall not prevent the making of any payment for longer than 180 days after the giving of a Default Notice unless a default shall be declared by the holder of the Senior Debt, in which event no payment of Subordinated Debt shall be made by the Company with respect to the principal of or interest or other amounts due, in which event the provisions of Section 8B(1)(a) shall control. Amounts of the Subordinated Debt which become due during any period during which Senior Debt in respect of which a Default Notice has been given will be deferred and payable only after all Senior Debt shall have been paid in full.

          (c)     Upon the occurrence of (i) any default as set out in
Section 8B(1)(a), or (ii) the giving of any Default Notice as set out in
Section 8B(1)(b), the Company shall not make any payments, and the holders of the Subordinated Debt shall not receive, ask, demand, sue for any payment or take any action to enforce, take or receive, directly or indirectly, in cash or other property, by sale, setoff or in any other manner whatsoever, or otherwise exercise remedies against the Company with respect to the principal of, interest on, premium on, or otherwise owing in respect of, the Subordinated Debt or this Agreement, unless and until such default with respect to Senior Debt has been cured or waived in writing by the holder of the Senior Debt or this Agreement.

          8B(2). BANKRUPTCY OR INSOLVENCY. In the event of (a) any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company (b) any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings (collectively, the foregoing being "PROCEEDINGS", or individually, a "PROCEEDING"), then all Senior Debt, including the principal thereof, premium, if any, and interest, including post-petition interest due thereon, shall first be paid in full, or such payment shall have been duly provided for, before any further payment is made with respect to Subordinated Debt. In any Proceedings, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt, ratably, for application in payment thereof, unless and until all Senior Debt shall have been paid in full. In any Proceeding, the holders of Subordinated Debt shall not have any right to setoff against the Subordinated Debt any Indebtedness owed by any of the holders of Subordinated Debt to the Company (including, without limitation, any right of setoff under Section553 of the Bankruptcy Code). Anything in this Section 8 to the contrary notwithstanding, no payment or delivery shall be made to holders of Senior Debt of securities that are issued and delivered to holders of Subordinated Debt pursuant to liquidation or dissolution of the Company or in a Proceeding, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, if (i) such securities are subordinate and junior at least to the extent provided in this Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than six (6) months after the scheduled maturity of the Indebtedness under the Bank Debt Agreement.

          8C.    RIGHTS OF HOLDERS OF SENIOR DEBT NOT TO BE IMPAIRED.  No
right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time be in any way prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein contained, regardless of any knowledge thereof any such holder may have or otherwise be charged with. The provisions of this Section 8 are intended to be for the benefit of, and shall be enforceable directly by, any one or more of the holders from time to time of the Senior Debt. Each of the holders of the Subordinated Debt waives notice of or proof of reliance on this Agreement and (except as set out in Section 8B(1)(b)) protest, demand for payment and notice of default by the holders of Senior Debt.

          8D.    COMPANY'S OBLIGATION UNCONDITIONAL.  The provisions of this
Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, against the Company and its property. Nothing herein shall impair, as between the Company and the holders of Subordinated Debt, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the full amount of Subordinated Debt in accordance with the terms thereof and the provisions hereof and, except as expressly provided in Section 8B, nothing herein shall prevent the holder of any Subordinated Debt from exercising all remedies otherwise permitted by applicable law or hereunder upon Default hereunder or under any Subordinated Debt (including, without limitation, the right to demand and sue for payment and performance hereof of the Subordinated Debt and to accelerate the maturity hereof as provided in Section 9 hereof), subject to the rights under this Section 8 of holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holders of Subordinated Debt. The failure to make any payment with respect to Subordinated Debt by reason of any provision of this Section 8 shall not be construed as preventing the occurrence of an Event of Default under Section 9.

          8E.    PAYMENTS HELD IN TRUST.  If the holder of any Subordinated
Debt shall receive any payment or delivery of cash, property or securities in respect of such Subordinated Debt which such holder is not entitled to receive under the provisions of this Section 8, such holder will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over to the holders of Senior Debt such payment or delivery in the form received to be applied in payment or prepayment of Senior Debt; PROVIDED, HOWEVER, that no holder of Subordinated Debt shall be obligated to determine whether a payment received by it was appropriately made by the Company.

          8F.    SUBROGATION.  Upon the payment in full of all Senior Debt
and termination of any Senior Debt Agreement, the holders of Subordinated Debt shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt, until all Subordinated Debt shall have been paid in full. For the purpose of subrogation, no payments to the holders of Senior Debt of any cash, property or securities that the holders of Subordinated Debt would be entitled to receive and retain but for the provisions of this Section 8, and no payment over pursuant to the provisions of this Section 8 to holders of Senior Debt by holders of Subordinated Debt, shall, as between the Company and its creditors (other than the holders of Senior Debt), on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment by the Company with respect to the Senior Debt.

          8G.    RELIANCE BY HOLDERS ON FINAL ORDER OR DECREE. In the event that delivery of any securities to any holders of Subordinated Debt is authorized by a final non-appealable order or decree giving effect to the subordination of the Indebtedness represented by Subordinated Debt to Senior Debt, and made by a court of competent jurisdiction in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings under any applicable law, securities deliverable with respect to the Indebtedness represented by Subordinated Debt may be made by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its properties and assets, to the holders of Subordinated Debt, if (i) such securities are subordinate and junior at least to the extent provided in this Section 8 to the payment of all Senior Debt then outstanding and to the payment of any securities that are issued in exchange or substitution for any Senior Debt then outstanding and (ii) such securities mature no earlier than the scheduled maturity of the Indebtedness under the Bank Debt Agreement.

          8H.    LEGEND.  The Senior Subordinated Debentures shall be
conspicuously legended indicating that their payment is subordinated to Senior Debt pursuant to the terms of this Agreement with the following legend (or substantially equivalent legend):

"THE INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED DEBENTURE IS SUBORDINATED TO THE SENIOR DEBT, AS DEFINED IN SECTION 8 OF

THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED FEBRUARY 13, 1998, WHICH SENIOR DEBT IS HELD BY __________________________, PURSUANT TO, AND TO THE EXTENT PROVIDED IN SECTION 8 OF THE SECURITIES PURCHASE AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF), AMONG SERACARE, INC. AND THE INVESTORS NAMED ON THE SIGNATURE PAGES THEREOF."

          8I.    SENIOR DEBT NOT AFFECTED.  All rights and interests of the
Senior Creditor hereunder, and all agreements and obligations of the Company, the Guarantor and the holders of Subordinated Debt under this Agreement, shall remain in full force and effect irrespective of, (i) any lack of validity or enforceability of all or any portion of this Agreement, (ii) any change in the amount of interest rate accruing on, time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of any consent to departure from any of loan documents, including, without limitation, changes in the terms of disbursement of the loan proceeds under the Bank Debt Agreement or repayment thereof, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by the Senior Creditor in the Senior Creditor's discretion, (iii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Senior Debt, or
(iv) any other circumstance in respect of this Agreement which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Senior Debt or the holders of Subordinated Debt.

          8J.    REINSTATEMENT.  The provisions of this Section 8 shall
continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Creditor upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

10.     EVENTS OF DEFAULT.

          9A.    GENERAL.  So long as any Senior Subordinated Debentures
remain outstanding, if any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company or any Guarantor defaults in the payment of any principal of or interest on any Senior Subordinated Debentures when the same shall become due, either by the terms thereof or otherwise as herein provided (including without limitation the Guarantee) and, in the case of interest payments, such default shall continue for a period of three (3) Business Days after such date;

          (ii) the Company or any Guarantor defaults in the payment when due, either by the terms thereof or otherwise as herein provided (including without limitation the Guarantee), of any other amounts on any Senior Subordinated Debentures and such default shall continue unremedied for five or more Business Days;

          (iii) the Company or any Guarantor (x) defaults in any payment of principal of or interest on any Indebtedness in an amount exceeding $250,000 and such default shall continue beyond any applicable grace period or (y) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and in the case of (y) above, the effect of such default, failure or other event is to cause, or, with respect to any Indebtedness, to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause an obligation of more than $250,000 to become due prior to any stated maturity;

          (iv) any representation or warranty made by the Company or any Guarantor herein or in any certificate or instrument furnished to the holders of Securities in connection with or pursuant to this Agreement or any other Related Agreement shall be false in any material respect on the date as of which made and, if susceptible to cure, such inaccuracy shall not have been remedied within 30 days after it first becomes known to any officer of the Company;

           (v) the Company or any Guarantor defaults in the performance or observance of any of the agreements contained in Section 6 or 7 or in the performance or observance of any other material agreement, term or condition contained herein or in the Related Documents and any such default shall not have been remedied within 30 days after such default shall first become known to any officer of the Company;

           (vi) the Company or any Guarantor makes an assignment for the benefit of creditors generally or is not paying its debts as such debts become due;

           (vii) any decree or order for relief in respect of the Company or any Guarantor is entered under any Bankruptcy Law of any jurisdiction;

           (viii) the Company or any Guarantor petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Guarantor, of any substantial part of the assets of the Company or any Guarantor, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Guarantor under the Bankruptcy Law of any other jurisdiction, and such is not dismissed for 90 days;

           (ix) any such petition or application of the type specified by clause (viii) above is filed, or any such proceedings are commenced, against the Company or any Guarantor and the Company or any Guarantor by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

           (x) any order, judgment or decree is entered in any proceedings against the Company or any Guarantor decreeing the dissolution of the Company or any Guarantor and such order, judgment or decree remains unstayed and in effect for more than 60 days;

           (xi) any order, judgment or decree is entered in any proceedings against the Company or any Guarantor decreeing a split-up of the Company or any Guarantor which requires the divestiture of substantial assets of the Company, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

         (xii) a final judgment in an amount in excess of $250,000 is rendered against the Company or any Guarantor and, within 45 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, such judgment is not discharged.

         (xiii) (a) the Company or any Guarantor or any ERISA Affiliate fails to meet its obligations under the minimum funding standard provided for in Section 412 of the Code for any plan year or in the case of a single employer-plan a waiver of such standard is sought or granted under Section 412(d) of the Code, or (b) any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject of termination proceedings under ERISA (except for a "standard termination" under Section 4041 of ERISA), or (c) the Company or any Guarantor or an ERISA Affiliate has incurred or is likely to incur a liability under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events listed in (a)-(c) above a liability or a material risk of incurring a liability to the PBGC, any Multiemployer Pension Plan or any Pension Plan which, if incurred, would have a Material Adverse Effect, or the Company or any Guarantor engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which would have a Material Adverse Effect.

then (a) upon the occurrence of any Event of Default described in (1) the foregoing clause (v), solely as such clause relates to a breach of clause
(i), (ii) or (iii) or the Officer's Certificate delivery requirements of paragraph 6A, or (2) any of the foregoing, clauses (vi), (vii), (viii), (ix) or (x), the unpaid principal amount of and accrued interest on the Senior Subordinated Debentures outstanding shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence and during the continuation of any other Event of Default, the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Debentures may, at their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Senior Subordinated Debentures to be, and all of the Senior

Subordinated Debentures shall thereupon be and become, forthwith due and payable together with interest accrued thereon.

          At any time after any declaration of acceleration is made as provided above, the holders of at least a majority of the aggregate unpaid principal amount of the Senior Subordinated Debentures may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, PROVIDED, HOWEVER, that at the time any such declaration is annulled and rescinded:

          (i) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Senior Subordinated Debentures and the other Related Documents;

          (ii) all arrears of interest upon all the Senior Subordinated Debentures and all other sums payable under the Senior Subordinated Debentures and the other Related Documents (except any principal, interest or premium on the Senior Subordinated Debentures which has become due and payable solely by reason of such declaration under this
     Section 9A) shall have been duly paid or waived;

          (iii) the Company shall not have paid any amounts to holders of Securities which have become due solely by reason of such declaration, other than on a pro rata basis; and

          (iv) each and every other Event of Default shall have been waived or otherwise made good or cured;

and PROVIDED, FURTHER, that no such rescission and annulment shall extend to or after any subsequent Default or Event of Default or impair any right consequent thereon.

          9B.    OTHER REMEDIES.  If any Event of Default shall occur and be continuing, the holder of any Security may proceed to protect and enforce its rights under this Agreement and such Security by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Investors or any other holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

11.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.
THE COMPANY AND EACH GUARANTOR REPRESENT AND WARRANT TO THE HOLDERS OF SECURITIES THAT:
          10A.   ORGANIZATION, QUALIFICATION AND AUTHORITY.  The Company and
each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and, except as disclosed in Schedule 10A, is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company and each of its Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to enter into each of the Related Documents and the Acquisition Documents to issue and sell the Securities hereunder, and to issue the shares of Common Stock upon exercise of the Warrants, and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. Each Guarantor has all requisite corporate power and authority to enter into each of the Related Documents to which it is a party and has the requisite corporate power and authority to carry out the transactions contemplated hereby and thereby to be performed by it, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary corporate action. This Agreement constitutes, and each other agreement (including the Related Documents and the Acquisition Documents) or instrument (including the Securities) executed and delivered by the Company and each Guarantor pursuant hereto or thereto or in connection herewith or therewith will constitute, legal, valid and binding obligations of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws or by the application of principles of equity.

          10B.   FINANCIAL STATEMENTS.  The Company has furnished the
Investors with (a) a consolidated audited balance sheet of the Company and its Subsidiaries as of February 28, 1997, together with the related statements of income, changes in stockholders' equity and cash flow for the period then ended and (b) an unaudited balance sheet of the Company and its Subsidiaries as of November 30, 1997, together with an unaudited statement of income for the nine-month period then ended (collectively, the "INTERIM FINANCIALS"). Except as disclosed on Schedule 10B, such financial statements (including any related schedules and notes) have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show all material liabilities, direct or contingent, as of the dates specified, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the dates indicated therein, except for normal audit adjustments in the case of the Interim Financials. Except as disclosed on
Schedule 10B, there has been no material adverse change in the business, financial condition, assets, or results of operations of the Company and its Subsidiaries on a consolidated basis since November 30, 1997.

          10C.   CAPITAL STOCK AND RELATED MATTERS.  As of the Closing Date,
and after giving effect to the transactions contemplated hereby and pursuant to the Related Documents, (i) the authorized capital stock of the Company will consist of a total of 50,000,000 shares as follows: (a) 2,100,572 shares of Common Stock, par value $.001 per share, of which 6,741,413 shares are issued and outstanding, 2,042,986 shares of which are reserved for issuance upon the exercise of the Warrants, and 6,387,160 shares of which are reserved for issuance to holders of Warrants and options; (b) 25,000,000 shares of Preferred Stock, par value $.001 per share, of which 3,600 shares have been designated Series A Preferred Stock (2,000 shares of which are issued and outstanding and of which 15,000 shares have been designated Series B Preferred Stock (15,000 shares of which are issued and outstanding); (ii) all issued and outstanding shares shall have been duly and validly issued, fully paid and non-assessable; (iii) no shares of capital stock of the Company will be owned or held by or for the account of the Company or any of its Subsidiaries; (iv) except as set forth on Schedule 10C, neither the Company nor any of the Guarantors will have outstanding any securities convertible into or exchangeable for any shares of capital stock or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock, or any stock or securities convertible into or exchangeable for any capital stock; (v) except as set forth on Schedule 10C, neither the Company nor any of the Guarantors will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or warrants or options to purchase shares of its capital stock; (vi) except as set forth on Schedule 10C, neither the Company nor any of the Guarantors is a party to any agreement (other than this Agreement, the Securityholders Agreement and the Registration Rights Agreement) restricting the transfer of any shares of its capital stock; and (vii) except as set forth on Schedule 10C and except for the Common Stock of the Company, neither the Company nor any of the Guarantors will have filed or be required to file, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of debt or equity securities as of the date hereof.

          10D.   ACTIONS PENDING.  Except as set forth on Schedule 10D, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which if adversely decided, could reasonably be expected to have a Material Adverse Effect.

          10E.   OUTSTANDING DEBT; DEFAULTS.  Neither the Company nor any
Subsidiary thereof (i) has any outstanding Indebtedness, except as permitted by Section 7B, or as disclosed on Schedule 10E and there exist no material defaults under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto, (ii) is in default under its Articles of Incorporation (as amended to date) or By-laws, (iii) is in violation of or in default under or with respect to any indenture, mortgage, lease or any other contract or agreement to which it is a party or by which it or any of its property is bound or affected in any respect which could reasonably be expected to have a Material Adverse Effect, (iv) has any material debts, liabilities, obligations (whether absolute, accrued, contingent or otherwise) other than (A) liabilities appearing on the financial statements, (B) liabilities incurred in the ordinary course of business and (C) liabilities under contracts to which the Company is a party and which are listed on Schedule 10E hereto or which have an obligation thereunder of less than $10,000 and which were entered into in the ordinary course of business or (D) liabilities described on the other schedules hereto or (v) is in default with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, and to the Company's knowledge there exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, such a violation or default under any of the foregoing.

          10F.   TITLE TO PROPERTIES.  Except as set forth on Schedule 10F, each of the Company and its Subsidiaries has (i) good and marketable legal title to its real property (other than real properties which it leases from others), subject to no Lien of any kind except Liens permitted by Section 7C and such as do not otherwise impair the value of such property or interfere with the Company's use thereof, and (ii) good title to all of its other properties and assets (other than properties and assets which it leases from others), subject to no Lien of any kind except Liens permitted by Section 7C. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets and all such leases are valid and subsisting and in full force and effect.

          10G.   TAXES.  Except as set forth on Schedule 10G, each of the
Company and its Subsidiaries has filed or is in the process of filing all Federal, state and other income tax returns which are required to be filed, and has paid or will pay all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, or except such as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; and no tax lien has been filed and no claim is being asserted with respect to any tax or other similar charge.

          10H.   CONFLICTING AGREEMENTS.  Neither the execution or delivery of the Related Documents or the Acquisition Documents, nor the offering, issuance and sale of the Securities or the shares of Common Stock issuable upon the exercise of the

Warrants, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, or result in any material violation of, or result in the creation of any material Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Incorporation or By-laws of the Company or any of its Subsidiaries, or (ii) except as disclosed on
Schedule 10H, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Except as set forth on Schedule 10H, neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its Articles of Incorporation and By-laws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Senior Subordinated Debentures, or contains dividend or redemption limitations on any capital stock of the Company or any of its Subsidiaries, except for the Related Documents.

          10I.   OFFERING OF SECURITIES.  Assuming the accuracy of the
Investor representations in Section 11, (a) the offer, sale and issuance of the Securities pursuant to this Agreement and the issuance of the Common Stock upon exercise of the Warrants, do not require registration of such securities under the Securities Act or registration or qualification under any applicable state "blue sky" or securities laws (or if so required, has been so registered or qualified), and (b) neither the Company nor any of its Subsidiaries has taken any action which would subject the issuance or sale of any of the Securities or the Common Stock to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          10J.   BROKER'S OR FINDER'S COMMISSIONS.  Except for Sutro & Co.,
which shall receive $640,000, no broker's or finder's fee or commission will be payable by the Company or any of its Subsidiaries with respect to the issuance and sale of the Securities or the transactions contemplated hereby or under the Related Documents. The fee of $640,000 will be paid by the Company.

          10K.   REGULATION G, ETC.  Neither the Company nor any of its
Subsidiaries owns or has any present intention of acquiring, any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "MARGIN STOCK"). None of the proceeds resulting from the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G. Neither the Company nor any of its Subsidiaries nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Securities to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          10L.   ENVIRONMENTAL MATTERS.  Except as shown on Schedule 10L, the
Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and has obtained and is and will be in compliance with all licenses, permits, registrations (or any extensions thereof) and other authorizations required under all Environmental Laws, with the exceptions of instances that, in the aggregate, could not reasonably be expected to result in any Material Adverse Effect.

          (i) Except as shown on Schedule 10L, neither the Company nor any of its Subsidiaries has received written notice of any failure to comply with, nor has any such notice been issued that has not been fully satisfied so as to bring the subject property into full compliance with, all Environmental Laws.

          (ii) Except as shown on Schedule 10L, and to the Company's knowledge, neither the Company nor any of its Subsidiaries is in material noncompliance with, material breach of or material default under any applicable writ, order, judgment, injunction or decree where such noncompliance, breach or default would materially and adversely affect the ability of the Company or any of its Subsidiaries to operate any real property owned or leased by them as currently operated in connection with the Company's or any Subsidiary's business or otherwise result in any

     Material Adverse Effect, and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute such noncompliance, breach or default thereunder.

          (iii) Except as shown on Schedule 10L, no Hazardous Substance has been Released (as such term is defined in CERCLA) (and no written notification of such Release has been filed) at, on or under any property owned or leased by the Company or any of its Subsidiaries, during the period of the Company's or any Subsidiary's ownership or lease of such property, or, to the knowledge of the Company, at any time previous to such ownership or lease, under conditions that require remedial action or would otherwise give rise to liability under applicable Environmental Laws; the Company and each of its Subsidiaries has contracted for the transportation of all Hazardous Substances solely with nationally recognized and licensed waste disposal services that, to the Company's knowledge, after due inquiry, transports such Hazardous Substances in compliance with applicable laws and no property now or previously owned by the Company or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances except in the manner set forth herein. Neither the Company nor any of its Subsidiaries is aware of any event, condition or circumstance involving environmental pollution or contamination, or employee safety or health relating to the uses or handling of, or exposure to, Hazardous Substances, that could result in a Material Adverse Effect.

          10M.   POSSESSION OF FRANCHISES, LICENSES, ETC.  Except as
disclosed on Schedule 10M, the Company and each of its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental or regulatory authorities, that are necessary for the ownership, maintenance and operation of its properties and assets, except where the failure to possess such could not reasonably be expected to have a Material Adverse Effect, and the Company and each of its Subsidiaries is not in violation of any thereof in any material respect.

          10N.   PATENTS, ETC.  Except as disclosed on Schedule 10N, the Company and each of its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, industrial designs, licenses and other rights which are necessary for the operation of its business substantially as presently conducted, except where any failure could not reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no product, process, method, substance, part or other material presently sold by or employed by the Company or any of its Subsidiaries in connection with its business infringes any patent, trademark, service mark, trade name, copyright, industrial design, license or other right owned by any other Person. No claim or litigation is pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries contesting their right to sell or use any such product, process, method, substance, part or other material which would prevent, inhibit or render obsolete the production or sale of any products of the Company or any of its Subsidiaries or otherwise have a Material Adverse Effect.

          10O.   INVESTMENT COMPANY STATUS.  Neither the Company nor any
Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

          10P. GOVERNMENTAL CONSENTS. No consent, approval or other action by or any notice to or filing with any court or administrative or governmental body is required in connection with the execution, delivery and performance of this Agreement, the other Related Documents, the offer, issue, sale or delivery of the Securities being purchased hereunder, the issuance of the shares of Common Stock upon exercise of the Warrants or fulfillment of or compliance with the terms and provisions hereof or the Securities being purchased hereunder, except for such filings or consents all of which have been heretofore made or obtained.

          10Q.   INSURANCE COVERAGE.  The business and properties of the
Company and each of its Subsidiaries are insured for the benefit of the Company and each of its Subsidiaries in amounts deemed adequate by the Company's management against risks usually insured against by Persons operating businesses similar to those of the Company and each of its Subsidiaries in the localities where such properties are located.

          10R.   DISCLOSURE.  This Agreement and the other Related Documents, and the other certificates and written instruments furnished to the Investors by or on behalf of the Company or the Guarantors pursuant hereto, do not contain any untrue statement of a material fact or omit to state a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          10S.   RELATED PARTY TRANSACTIONS.  Except as described on Schedule
10S, no current director or officer (nor anyone who was a director or officer of the Company in the last fiscal year) and, to the Company's knowledge, no current stockholder of the Company, nor any "Associate" (as defined in Rule 405 promulgated under the Securities Act) of any such Person, is presently, directly or indirectly through his affiliation with any other Person, a party to any transaction with the Company or Subsidiary providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such Person. Except as described on Schedule 10S, in addition, there is no current relationship or transaction, or presently contemplated relationship or transaction, involving the Company or Subsidiary which is required to be disclosed under
Item 404 of Regulation S-K promulgated under the Securities Act.

          10T.   REGISTRATION RIGHTS.  Except as contemplated by the
Registration Rights Agreement or as specified on Schedule 10T, no Person has the right to cause the Company or any of its Subsidiaries to effect the registration under the Securities Act of any shares of Common Stock or any other securities (including debt securities) of the Company or any of its Subsidiaries.

          10U.   INTENTIONALLY OMITTED.

          10V.   AGREEMENTS WITH AFFILIATES.  Except as set forth on Schedule
10V, neither the Company nor any Guarantor is a party to any contract or agreement with, or any other commitment to, an Affiliate of the Company or the Guarantor.

          10W.   CONSUMMATION OF RELATED TRANSACTIONS.  The Company has
provided the Investors with a fully executed copy of each of the documents related to the Acquisitions and the transactions contemplated by each such document or agreement has been consummated without any material modification or waiver of any term thereof.

          10X. CONDUCT OF BUSINESS. To the Company's knowledge after reasonable investigation (i) all documents that the Company is presently required to maintain, store or handle in connection with conducting its business are maintained, stored or handled substantially in the manner agreed to between the Company and its respective clients or substantially in conformity with standards regarding such matters that prevail in the Company's industry, and (ii) the Company performs all aspects and operations of its business at or above the prevailing standards for the Company's industry.

12.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each of the Investors represents and warrants to the Company and each of the Guarantors that it is acquiring the Securities to be purchased by it hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act; provided, however, that nothing herein contained shall prevent the Investors from selling or transferring any Securities in any transaction that, in the opinion of their counsel, which shall be reasonably acceptable to the Company (Willkie Farr & Gallagher and other counsel of national or regional standing being deemed for the purposes herein to be acceptable to the Company), is exempt from the registration provisions of the Securities Act and applicable state securities laws. In addition, each Investor represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement and that this Agreement has been duly authorized, executed and delivered by a Person authorized to do so. In addition, each Investor represents and warrants that it is an "accredited investor" as defined in Rule 501 of the General Rules and Regulations under the Securities Act.

           Each of the Investors further represents and warrants to the Company and each of the Guarantors as follows:

           (a) The execution and delivery of this Agreement by such Investor does not, and the performance of this Agreement by such Investor will not,
     (a) require any consent, approval, authorization, declaration, order or permit of, or filing, registration or qualification with or notice to, any governmental authority or regulatory authority, except as may be required under federal or state securities laws, (b) conflict with or violate the charter or conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Investor, or (c) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Investor, or any contract, instrument or agreement to which such Investor is a party or by which any of its property is bound;

           (b) such Investor understands that there is not a public market for the Securities, and that the Securities have not been and will not be registered under the Securities Act by reason of a specific exemption from the registration provision, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations and warranties set forth in this Section 11; and

           (c) Such Investor is domiciled in the state indicted on the signature page to this Agreement signed by or on behalf of such Investor.

13. DEFINITIONS. For the purpose of this Agreement, and in addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

          "ACCEPTABLE CONTROLLING PERSON" shall mean, individually or collectively, Barry D. Plost, Brad C. Rabe, and Jerry L. Burdick, but in any event such individuals shall only be Acceptable Controlling Persons for so long as such individuals are executive officers or members of the Board of Directors of the Company, as the case may be.

          "ACQUISITIONS" shall have the meaning set forth in Section 6B.

          "ACQUISITION DOCUMENTS" shall mean the principal transaction documents in connection with the Acquisitions.

          "AFFILIATE" shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The Investors shall not be deemed to be an Affiliate of the Company solely by reason of their investment in the Securities.

          "BANK DEBT" shall mean Indebtedness incurred pursuant to the Bank Debt Agreement or any renewals, extensions, amendments or modifications thereof.

          "BANK DEBT AGREEMENT" shall mean the loan agreement and all ancillary documents proposed to be entered into by and among the Company and the lender of the Senior Debt, as the same may be amended from time to time in accordance with its terms.

          "BANKRUPTCY LAW" shall mean any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect.

          "BUSINESS DAY" shall mean any day which is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

          "CAPITAL LEASE" shall mean any lease of any Property (whether real, personal, or mixed) that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the lessee.

          "CAPITALIZED LEASE OBLIGATIONS" of any Person means all obligations of such Person, as lessee, under leases which are, in accordance with GAAP, recorded as Capital Leases.

          "CASH INTEREST EXPENSE" shall mean, for any period, total Interest Expense to the extent paid in cash (including the interest component of Capitalized Lease Obligations) of the Company for such period all as determined in conformity with GAAP.

          "CASH TAX EXPENSE" shall mean, for any period, total Tax Expense paid in cash of the Company for such period all as determined in conformity with GAAP.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.), and any regulations promulgated thereunder.

          "CERTIFICATE OF COMPLIANCE" shall have the meaning set forth in
Section 7A(iii).

          "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

               (a)  the acquisition or holding by

                    (i) any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange

               Act as in effect on the Closing Date) other than an Acceptable Controlling Person or the holders of Securities, or

                    (ii) related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) other than Acceptable Controlling Persons or the holders of Securities constituting such a group,

          of legal and/or beneficial ownership of more than 40% of the Common Stock or any securities convertible into more than 40% of the Common Stock of the Company or any Guarantor outstanding at such time (excluding for such purpose persons who own shares through any employee benefit plan of the Company in connection therewith);

               (b) all or substantially all of the assets of the Company are sold or otherwise transferred, in a single transaction or in a series of related transactions, to any other Person;

               (c) any merger, consolidation, stock sale or other similar transaction of, or in respect of, the Company which results in the failure by the owners of Common Stock on the Closing Date to, directly or indirectly in the aggregate, maintain beneficial ownership (as defined for Commission reporting purposes) and voting control of at least fifty percent (50%) of the outstanding Common Stock of the surviving entity in such merger, consolidation or similar transaction;

               (d)  any liquidation or dissolution of the Company; or

               (e) the first day on which a majority of the members of the Board of Directors of the Company are not individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the

          Closing Date or whose election or nomination was previously so approved).

          Any transaction permitted under the provisions of Section 7H hereof shall not constitute a "Change of Control."

          "CHANGE OF CONTROL EVENT" shall mean the earlier of the occurrence of
(a) a Change of Control, (b) the Company acquiring knowledge of a pending Change of Control or (c) any action taken by the Board of Directors of the Company to authorize any liquidation or dissolution of the Company.

          "CHANGE OF CONTROL NOTICE" shall have the meaning set forth in
Section 4C.

          "CLOSING" shall have the meaning specified in Section 2B.

          "CLOSING DATE" shall have the meaning specified in Section 2B.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMISSION" shall mean the United States Securities and Exchange Commission.

          "COMMON STOCK" shall mean the shares of Common Stock, par value $.001 per share, of the Company.

          "COMPANY" shall have the meaning specified in the preamble.

          "DEFAULT" shall mean any of the events specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any of these conditions, event or act has been satisfied.

          "DEFAULT NOTICE" shall have the meaning specified in Section 8B(i).

          "EBDITA" shall mean, for any period, the sum of net earnings of the Company and its Subsidiaries on a consolidated basis PLUS each of the following, to the extent actually deducted in arriving at such net earnings:
(a) depreciation and amortization, (b) Interest Expense and (c) Income Tax Expense.

          "ENVIRONMENTAL LAWS" shall have the meaning specified in Section 6Q

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

          "EVENT OF DEFAULT" shall mean any of the events specified in Section 9, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended.

          "EXCHANGE ACT REGISTRATION STATEMENT" shall have the meaning specified in Section 6L.

          "FAIR MARKET VALUE" shall have the meaning specified in Section 5B.

          "FINANCING AGREEMENTS" shall mean all agreements, instruments and documents, including, without limitation, any other agreement evidencing Senior Debt and all security agreements, loan agreements, promissory notes, letter of credit applications, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, leases, financing statements, intercreditor agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Company and delivered to any bank and between the Company and any bank, lender or other Person extending credit to the Company or any Guarantor.

          "FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the quotient obtained by dividing (a) EBDITA less Cash Tax Expense by (b) Fixed Charges.

          "FIXED CHARGES" shall mean, without duplication, for any period,
(a) the amounts for such period of Cash Interest

Expense, PLUS (b) the amounts of scheduled principal payments on Funded Debt, PLUS (c) Capital Expenditures made in such period, PLUS (d) cash dividends paid during such period, PLUS (e) to the extent not otherwise included in the foregoing, cash payments of principal and interest made on any Indebtedness other than the Senior Debt.

          "FULLY DILUTED OUTSTANDING SHARES" shall mean, when used with reference to Common Stock on any date of determination, all shares of Common Stock Outstanding at such date and all shares of Common Stock of the Company issuable in respect of the Warrants issued pursuant to this Agreement and any other warrants, options or convertible securities.

          "FUNDED DEBT" shall mean all Indebtedness of a Person which matures more than one year from the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, by its terms or by the terms of any instrument or agreement relating thereto, to a date more than one year from such date or arises under a revolving credit or similar agreement which obligates the Bank to extend credit during a period of more than one year from such date, and includes, without limitation, all amounts of any Funded Debt required to be paid or prepaid within one year from the date of determination of the existence of any such Funded Debt. The term "Funded Debt" also includes the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capitalized Lease Obligations of the Company.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GOVERNMENTAL AUTHORITY" shall mean any governmental agency, authority, instrumentality or regulatory body, other than a court or other tribunal, in each case whether federal, state, local or foreign.

          "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement having the force of law, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

          "GUARANTY" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of another Person, including, without limitation, by means of an agreement to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to maintain financial covenants, or to assure the payment of such Indebtedness by an agreement to make payments in respect of goods or services regardless of whether delivered or otherwise, PROVIDED THAT the term "Guaranty" shall not include endorsements for deposit or collection in the ordinary course of business; and such term when used as a verb shall have a correlative meaning.

          "HAZARDOUS SUBSTANCES" shall have the meaning specified in Section
6Q.

          "INDEBTEDNESS" shall mean (without duplication), for any person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services, except indebtedness which is owing to trade creditors in the ordinary course of business and which is due within ninety (90) days after the original invoice date; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such Indebtedness has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) Capitalized Lease Obligations of such Person; and (d) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred in clauses (a) through (c) above, including without limitation, (i) any endorsement not for collection in the ordinary course of business or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guaranty in respect of any such Indebtedness; (ii) any agreement (1) to purchase, or to advance or supply funds for the payment or purchase of, any such Indebtedness, (2) to purchase, sell, or lease property, products, materials, supplies, transportation, or services, in order to enable such Person to pay any such Indebtedness or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials, supplies, transportation, or services or (3) to make any loan, advance, or capital contribution to, or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital, or other balance sheet condition in respect of any such obligation; and (iii) obligations under surety, appeal, or custom bonds; and (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "INDEMNITEE" shall have the meaning specified in Section 6Q.

          "INTEREST DEBENTURES" shall have the meaning set forth in Section 1A.

          "INTEREST EXPENSE" shall mean, for any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Company for such period, all as determined in conformity with GAAP.

          "INTERIM FINANCIALS" shall have the meaning set forth in Section 10B.

          "INVESTMENT" shall mean any stock, partnership or joint venture interest or other security, any loan, Guaranty, advance, contribution to capital, any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business), and any purchase or commitment or option to purchase stock or other securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof whether existing on the date of this Agreement or hereafter made.

          "INVESTOR PARTIES" shall have the meaning set forth in Section 6M.

          "INVESTORS" shall have the meaning set forth in the preamble.

          "LIABILITIES" shall mean any and all liabilities, obligations and Indebtedness of the Company to any bank of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and whether arising or existing under the Bank Debt Agreement or any of the other Financing Agreements.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction.

          "MARGIN STOCK" shall have the meaning set forth in Section 10K.

          "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business or financial condition, assets, properties, rights or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any effect which could materially adversely affect the ability of the Company to perform any of its material obligations under any of the Related Documents.

          "MULTIEMPLOYER PENSION PLAN" shall mean any multiemployer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which the Company or any ERISA Affiliate has an obligation to make contributions (or has had an obligation to make contributions during the five calendar years preceding the Closing) for the employees of the Company or any ERISA Affiliates.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations system.

          "OFFICER'S CERTIFICATE" of a Person shall mean a certificate of the President, one of the Vice Presidents or the Treasurer or Controller of such Person.

          "OPTION CLOSING" shall have the meaning set forth in Section 5C.

          "OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock.

          "PENSION PLAN" shall mean any single-employer plan, as defined in
Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the Closing) for employees of the Company or any ERISA Affiliates.

          "PERMITTED ACQUISITIONS" shall mean acquisitions of businesses engaged in whole blood or plasma collection, processing and marketing and selling of blood or plasma and plasma byproducts, and any related business or activities in accordance with Section 7E.

          "PERMITTED INVESTMENTS" shall mean (i) direct obligations of the United States, or obligations guaranteed as to principal and interest by the United States government, (ii) bankers' acceptances and certificates of deposit issued by any bank or any other bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $500,000,000, the short-term deposits of which are given an A1 or P1 rating by Standard & Poor's Rating Group or Moody's Investors Service, Inc., as applicable, (iii) obligations of any bank or trust company or bank holding company described in clause (ii) above, in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, and any such bank's trust company or bank holding company, (iv) commercial paper given a rating of A1 or P1 by Standard & Poor's Ratings Group or Moody's Investors Service,

Inc., as applicable and (v) money market funds organized under the laws of the United States or any state thereof that invest substantially all of their assets in any of the types of investments described in clauses (i), (ii),
(iii) or (iv); PROVIDED, HOWEVER, that no such investment shall have a maturity longer than 270 days from the date of acquisition by the Company.

          "PERSON" shall mean and include an individual, partnership, corporation (including a business trust), a limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity, or a government, or any political subdivision or agency of any of the foregoing.

          "PROCEEDINGS" shall have the meaning set forth in Section 8B(2).

          "PROPERTY" shall mean any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

          "PUBLIC OFFERING" shall mean the closing of a public offering of securities by the Company pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "PURCHASE MONEY DEBT" shall mean debt of the Company and any Subsidiary incurred to finance an acquisition of assets which is secured by a Purchase Money Security Interest.

          "PURCHASE MONEY SECURITY INTEREST" shall mean a purchase money security interest within the meaning of Section 9-107 of the New York Uniform Commercial Code, as in effect on the date hereof.

          "QUALIFYING PUBLIC OFFERING" shall mean the sale by the Company in an underwritten offering registered under the Securities Act of any equity securities of the Company (or its successor) which results in aggregate gross proceeds from such sales (before underwriters' discounts and selling commissions) to the Company greater than or equal to $25,000,000.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement between the Company and the Investors in the form of Exhibit E attached hereto.

          "RELATED DOCUMENTS" shall mean this Agreement, the Senior Subordinated Debentures, the Securityholders Agreement, the Registration Rights Agreement, and the Guaranty.

          "REPAYMENT DATE" shall have the meaning set forth in Section 4C.

          "REPORTABLE EVENT" means: a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation).

          "RESTRICTED PAYMENT" by any Person shall mean (i) any dividend or other distribution on any shares of the capital stock (other than dividends or distributions payable solely in shares of such capital stock) of such Person, and (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of such Person or (b) any option, warrant, convertible or exchangeable security (except the Warrants) or other right to acquire shares of the capital stock of such Person.

          "SECURITIES" shall have the meaning specified in Section 1B.

          "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

          "SECURITYHOLDERS AGREEMENT" shall mean the Securityholders Agreement between the Company, certain shareholders thereof and the Investors in the form of Exhibit F hereto.

          "SENIOR DEBT" shall mean all obligations (whether now outstanding or hereafter incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of the principal, premium (if any), and unpaid interest on and all other amounts due with respect to (i) the Bank Debt and (ii) all renewals and extensions of any such Indebtedness or obligations; PROVIDED, HOWEVER, that the following shall not constitute Senior
Debt:  (a) Indebtedness
evidenced by the Senior Subordinated Debentures or any extension or refunding thereof, or (b) Indebtedness which purports to be senior to subordinated debt, including the Senior Subordinated Debentures, but subordinate to the Indebtedness described in the first sentence hereof; and FURTHER PROVIDED that notwithstanding anything else contained in this definition (i) Senior Debt may not exceed the amount set forth in Section 7B(i) of this Agreement; and (ii) shall be incurred only for (A) Permitted Acquisitions or (B) working capital purposes.

          "SENIOR DEBT AGREEMENT" shall mean any agreement evidencing Senior
Debt.

          "SENIOR FUNDED DEBT" shall mean Senior Debt which is Funded Debt.

          "SENIOR SUBORDINATED DEBENTURES" shall have the meaning specified in
Section 1A.

          "SUBORDINATED DEBT" shall have the meaning specified in Section 8A.

          "SUBSIDIARY" shall mean a corporation or other entity of which shares or similar stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or entity are at the time owned, directly or indirectly, through one or more intermediaries, by such Person. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean any Subsidiaries of the Company.

          "TAX EXPENSE" shall mean, for any period, total federal and state income taxes, before adjustment for extraordinary items, as shown in the financial statements of the Company for such period, all as determined in conformity with GAAP.

          "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

          "WHOLLY OWNED" shall mean with respect to any designated Person that all of the shares or similar stock having ordinary voting power to elect the board of directors and Indebtedness in respect of borrowing of such Person is owned by the specified Person or by one or more wholly owned subsidiaries of such specified Person, or both.

14.  MISCELLANEOUS.
          13A. HOME OFFICE PAYMENT. The Company agrees that it will make payments of principal of and interest on the Senior Subordinated Debentures not later than 3:00 p.m., New York time, on the date such payments are due, by transfer of immediately available funds for credit to the holders of the Senior Subordinated Debentures as shown on the register maintained by the Company as of the third Business Day immediately preceding the date of payment. Such payments shall be made to each such holder's account in the United States as specified on the attachments to the signature pages hereto or to such other U.S. account as may be designated to the Company in writing.

          13B. INDEMNIFICATION. The Company and each of the Guarantors jointly and severally agree, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Indemnitees harmless against liability for the payment of, all reasonable out-of-pocket expenses arising in connection with the transactions and other agreements and instruments contemplated by this Agreement, including reasonable fees, expenses and disbursements of Willkie Farr & Gallagher incurred in connection with the preparation and negotiation of this Agreement, any other agreement or instrument to be executed and delivered in connection with this Agreement, any subsequent modification hereof or thereof or consent hereunder or thereunder (regardless of whether any such modifications or consent becomes effective) or the execution, delivery or acquisition of any Senior Subordinated Debenture, capital stock or Warrant issued under or pursuant to this Agreement, printing, reproduction and similar costs, and the reasonable costs and expenses, including reasonable attorneys' fees, incurred by any Indemnitees in enforcing any of its rights hereunder or thereunder, including without limitation reasonable costs and expenses incurred in any bankruptcy case (including reasonable fees and expenses of the Indemnitees' counsel in connection with such bankruptcy case), provided, however, that in no event shall the Company be required to pay for more than one legal counsel for all of the Indemnitees. The fees of Willkie Farr & Gallagher incurred in connection with the preparation and negotiation of this Agreement shall be paid at the Closing. The Company and the Guarantors jointly and severally agree to indemnify the Indemnitees and hold them harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of the

Indemnitees' counsel in connection with any investigative, administrative or judicial proceeding or inquiry, whether or not the Indemnitees be designated a party thereto) which may be incurred by the Indemnitees relating to or arising out of this Agreement or the Securities or any actual or proposed use of the proceeds of the sale of Securities hereunder, provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The obligations of the Company and the Guarantor under this Section 13B shall survive the transfer of any Security or shares of Common Stock issuable upon exercise of the Warrants and the payment of any Senior Subordinated Debenture. The indemnification required by this Section 13B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liabilities are incurred.

          13C. CONSENT TO AMENDMENTS. This Agreement may be amended and the Company and each of the Guarantors may take any action herein prohibited, or omit to perform any act herein required to be performed by it, or take action which by the express terms of this Agreement requires the consent of the holders of Securities only if the Company and each of the Guarantors shall have obtained the prior written consent to such amendment, action or omission to act after the Closing Date of the holders of a majority of the aggregate unpaid principal amount of the Senior Subordinated Debentures at the time outstanding. Each holder of any Security at the time or thereafter outstanding shall be bound by any consent authorized by this Section 13C, whether or not such Security shall have been marked to indicate such consent, but any Security issued thereafter shall contain a reference or bear a notation referring to any such consent; PROVIDED, HOWEVER, that notwithstanding anything in this Section 13C to the contrary, without the prior written consent of the holder or holders of all Senior Subordinated Debentures at the time outstanding and affected thereby, no consent, amendment or waiver to or under this Agreement shall extend or reduce the maturity of any Senior Subordinated Debenture, or change the principal of, or the rate or time of payment of interest payable with respect to any Senior Subordinated Debentures, or affect the time, amount or allocation of any required or optional prepayments, or reduce the proportion of the principal amount of the Senior Subordinated Debentures required with respect to any consent, amendment or waiver, or affect the provisions of Section 8 or amend the provisions of this Section 13C. The Company shall promptly send copies of any amendment, waiver or consent (and any request for any such amendment, waiver or consent) relating to this Agreement or the Securities to each holder of Senior Subordinated Debentures and shall consult with such holders in connection with each such amendment, consent and waiver. No course of dealing between the Company, any of the Guarantors or any Subsidiary and the holder of any Security nor any delay in exercising any rights hereunder or under any Security shall operate as a waiver of any rights of any holder of such Security. As used herein and in the Securities, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.
 Any amendments to this Agreement shall also require the consent of the Company and each of the Guarantors proposed to be affected thereby.

          13D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF SENIOR SUBORDINATED DEBENTURES; LOST SENIOR SUBORDINATED DEBENTURE. The Senior Subordinated Debentures are issuable as registered notes transferable by endorsement and delivery, each without coupons in denominations of $1,000 and any larger integral multiple of $1,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Senior Subordinated Debentures. Upon surrender for registration of transfer of any registered Senior Subordinated Debenture at such office, the Company shall, at its expense, execute and deliver one or more replacing Senior Subordinated Debentures of like tenor and of a like aggregate principal amount which replacing Senior Subordinated Debentures shall be registered as Senior Subordinated Debentures. At the option of the holder of any Senior Subordinated Debenture, such Senior Subordinated Debentures, may be exchanged, for other Senior Subordinated Debentures of any authorized denominations, of a like tenor and of a like aggregate principal amount, upon surrender of the Senior Subordinated Debenture to be exchanged at the office of the Company. Whenever any Senior Subordinated Debentures are so surrendered for exchange, the Company shall execute and deliver, at its expense, the Senior Subordinated Debentures which the holder thereof making the exchange is entitled to receive. Every Senior Subordinated Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Senior Subordinated Debenture, or his attorney duly authorized in writing. Any

Senior Subordinated Debentures issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Senior Subordinated Debentures so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Investors or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Senior Subordinated Debenture held by the Investors and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Senior Subordinated Debenture, the Company will make and deliver a replacement Senior Subordinated Debenture of like tenor, in lieu of such lost, stolen, destroyed or mutilated Senior Subordinated Debenture.

          13E. PROVISIONS APPLICABLE IF ANY OF THE SECURITIES ARE SOLD. The parties acknowledge that, subject to compliance with applicable securities laws, the Investors shall be free to transfer the Securities without restriction. In the event that the Investors should sell or otherwise transfer any of the Securities or any part thereof to any Person other than the Company, if any Security shall have been transferred to another holder and such holder shall have designated in writing the address to which communications and/or payments with respect to Security shall be mailed, all payments, notices, certificates, requests, statements and other documents required to be delivered to the Investors by any provision hereof by reason of the holding of the transferred Security shall also be delivered to such holder at such address.

          13F. RESTRICTIVE LEGENDS. Each Senior Subordinated Debenture shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and the securities may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and such laws and the respective rules and regulations thereunder. The securities represented hereby are also subject to certain agreements contained in a Securities Purchase Agreement dated February 13, 1998 among the Company and certain parties thereto, a Registration Rights Agreement dated February 13, 1998 among the Company and certain parties thereto, and a Securityholders Agreement dated February 13, 1998 among the Company and certain parties thereto.

In addition, the shares of Common Stock issuable upon exercise of the Warrants shall bear at the time of issuance a legend in substantially the form set forth above and any legend required by the state securities or "Blue Sky" laws of any state in which a registered holder thereof is resident, unless such shares have been registered under the Securities Act.

          13G. PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Security is registered as the owner and holder of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and the Company shall not be affected by notice to the contrary.

          13H. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Investors or on their behalf.

          13I. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements in this Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          13J. NOTICES. All communications provided for hereunder shall be sent by first class mail, overnight courier or by fax with hard copy by first class mail or overnight courier and, if to the Investors, addressed to the holders of Securities in the manner (except as otherwise provided in Section 13A with respect to payments of principal of (and premium, if any) and interest on the Senior Subordinated Debentures) in which its address appears on the signature page hereof, with a copy to

William J. Grant, Jr., Esq., at Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4677, telecopy number
(212) 821-8111, if to the Company or any Guarantor, addressed to it at 1925 Century Park East, Suite 1970, Los Angeles, California 90067, telecopy no.
(310) 772-7770, Attention: Chief Executive Officer, with a copy to O'Melveny & Myers LLP, 610 Newport Center Drive, Newport Beach, CA 92660, telecopy
(214) 669-6994, attention: David Krinsky, Esq., or to such other address with respect to any party as such party shall notify the other in writing, and (unless otherwise specified herein) shall be deemed received 24 hours after it is sent if sent via facsimile (with receipt confirmed) or overnight courier; PROVIDED, HOWEVER, that any such communication to the Company or the Guarantor may also, at the option of the Investors, be either delivered to the Company or the Guarantor at their address set forth above or to any executive officer of the Company or the Guarantor, as applicable .

          13K. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          13L. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF. THIS AGREEMENT IS EFFECTIVE ONLY WHEN DELIVERED AND ENTERED INTO BY THE INVESTORS IN NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 13J. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INVESTORS OR ANY HOLDER OF A SECURITY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          13M.   REMEDIES.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company, any Guarantor or any holder of Securities, the Company, any Guarantor or any holder of Securities (or any of them), as applicable, may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Without limitation of the foregoing, each of the Company and any Guarantor agrees that failure to comply with any of the covenants including, without limitation, those included in Sections 6A, 6B, 6C, 6F, 6L, 6M, 6N, 6O and 6Q and those in respect of the Senior Subordinated Debentures will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Company, any Guarantor or the Investors acting pursuant to this Section 13M, shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 13B.

          13N.   ENTIRE AGREEMENT.  This Agreement, the other Related
Documents and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto. This Agreement shall not constitute a valid and binding agreement, enforceable in accordance with its terms, until it has been executed and delivered by duly authorized representatives of each party hereto. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties.

          13O.   SEVERABILITY.  Any provision of this Agreement that is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13P.   AMENDMENTS.  This Agreement may not be changed orally, but
(subject to the provisions of Section 13C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          13Q.   PAYMENT DATE.  Notwithstanding any provision of this
Agreement to the contrary, any payment on account of principal of or interest on any Senior Subordinated Debenture which is due on a date which is not a Business Day shall be paid on the next succeeding Business Day, and the amount of interest included in any such payment shall be computed to the date on which such payment is actually made.

          13R.   WAIVER OF TRIAL BY JURY.  THE COMPANY AND EACH OF THE
GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF THE INVESTORS, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          13S.   COUNTERPARTS.  This Agreement may be executed in
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       SERACARE, INC.
                                       By:  /s/ Barry D. Plost
                                          -------------------------------------
                                       Barry D. Plost, Chairman of the
                                       Board, President and Chief
                                       Executive Officer

INVESTOR:

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ZENECA HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser

By: /s/ Robert J. Cresci
   -------------------------  Principal Amount of Senior
   Robert J. Cresci           Subordinated Debentures: $1,865,000
   Managing Director

Tax ID Number:  042-809861

Nominee:  FUELSHIP & COMPANY

Bank:                      State Street Bank & Trust Company
                           One Enterprise Drive-
                           Solomon Willard Building, 4A
                           North Quincy, MA 02171

ABA Routing Number:        0110-00028 for Master Trust/
(Wiring Dividend Payments) State Street Bank & Trust Company
                           Boston, MA 02101
                           BNF Zeneca Holdings
                           Acct. JG10
                           DDA: 34758508

Physical Delivery          State Street Bank & Trust Company
Via Federal Express:       225 Franklin Street
                           Incoming Securities, Concourse Level
                           Boston, MA 02101
                           Attn: David Kay
                           Account: Zeneca Holdings
                           Account #JG10

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DECLARATION OF TRUST
FOR DEFINED BENEFIT PLANS
OF ICI AMERICAN HOLDINGS INC.

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser

By:  /s/ Robert J. Cresci     Principal Amount of Senior
   -------------------------
   Robert J. Cresci           Subordinated Notes: $2,775,000
   Managing Director

Tax ID Number:  043-171-204

Nominee:  NORTHMAN & CO.

Bank:                State Street Bank & Trust Company
                     One Enterprise Drive-
                     Solomon Willard Building, 4A
                     North Quincy, MA 02171

ABA Routing Number:  0110-00028 for Master Trust/
                     State Street Bank & Trust Company
                     Boston, MA 02101
                     BNF: ICI Americas
                     Account: I510
                     DDA: 34758649

Physical Delivery    State Street Bank & Trust Company
Via Federal Express: 225 Franklin Street
                     Incoming Securities, Concourse Level
                     Boston, MA 02101
                     Attn: David Kay
                     Account Name: ICI Americas
                     Acct # I510

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

DELAWARE STATE EMPLOYEES'
    RETIREMENT FUND

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser

By:   /s/ Robert J. Cresci
     --------------------------
     Robert J. Cresci            Principal Amount of Senior
     Managing Director           Subordinated Notes: $10,080,000


Tax ID Number: 516-00-0279

Nominee: NAP & COMPANY

Bank:               Mercantile Safe Deposit & Trust Company
                    2 Hopkins Plaza
                    Baltimore, MD 21201
                    Attn: Isabelle Corbett

ABA Routing Number: 052-000618 for State of
                    Delaware Account
                    Account #214380-8

Physical Delivery   Mercantile Safe Deposit & Trust Company
                    2 Hopkins Plaza
                    Baltimore, MD 21201
                    Attn: Connie Philpot

The foregoing Agreement is
  hereby accepted as of the
  date first above written.

THE J.W. MCCONNELL FAMILY
    FOUNDATION

c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10020
Attention:  Robert J. Cresci

By:  Pecks Management Partners Ltd.,
     Its Investment Adviser

By:   /s/ Robert J. Cresci
     ---------------------------
     Robert J. Cresci              Principal Amount of Senior
     Managing Director             Subordinated Notes: $1,280,000


Tax ID Number:  015-7859-03

Nominee:  HARE & CO

Bank:               Royal Trust Corporation of Canada
                    Royal Trust Tower, 10th Floor
                    777 King Street West
                    Toronto, Ontario M5W1P9

ABA Routing Number: 021000018
                    Bank of New York
                    BK of NY/CUST
                    Account: Royal Trust, #298324

Physical Delivery    The Bank of New York
Via Federal Express  1 Wall Street, 5th Floor
                     New York, NY 10286
                     Attn: Special Processing Department
                     Re:  Account #298324

                           LIST OF OMITTED SCHEDULES
                        TO SECURITY PURCHASE AGREEMENT*


Schedule 10A         ORGANIZATION, QUALIFICATION AND AUTHORITY

Schedule 10B         FINANCIAL STATEMENTS NOT PREPARED IN ACCORDANCE WITH GAAP;
                     MATERIAL ADVERSE CHANGES

Schedule 10C         CAPITAL STOCK AND RELATED MATTERS

Schedule 10D         ACTIONS PENDING OR THREATENED

Schedule 10E         OUTSTANDING DEBT; DEFAULTS

Schedule 10F         TITLE TO PROPERTIES

Schedule 10G         TAXES

Schedule 10H         CONFLICTING AGREEMENTS

Schedule 10L         ENVIRONMENTAL MATTERS

Schedule 10M         POSSESSION OF FRANCHISES, LICENSES, ETC.

Schedule 10N         PATENTS, ETC.

Schedule 10S         RELATED PARTY TRANSACTIONS

Schedule 10T         REGISTRATION RIGHTS

Schedule 10V         AGREEMENTS WITH AFFILIATES

------------------------------
     * Registrant agrees to furnish supplementally a copy of any of the omitted Schedules and Exhibits listed above to the Commission upon request.